Exhibit 10.12

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of February 6, 2015 by and between TINTRI, INC. a Delaware corporation, as borrower, and any other Person that executes a Joinder Agreement to become a borrower under this Agreement, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, and “Our” refer to TRIPLEPOINT CAPITAL LLC. Unless otherwise specified, the words “You” and “Your” refer to each of and all of TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower under this Agreement, and, not to any individual, and TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower under this Agreement, shall be jointly and severally liable for any and all of Your agreements and obligations under this Agreement. The words “the Parties” refers to each of and all of TRIPLEPOINT CAPITAL LLC, TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower under this Agreement. This Plain English Growth Capital Loan and Security Agreement, as amended, restated, modified or otherwise supplemented from time to time, may be referred to as the “Agreement”.

The Parties agree to the following mutual agreements and conditions listed below:

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number	Commitment Amount	Minimum Advance Amount	Security Interest
Part 1: 0878-GC-01 Part 2: 0878-GC-02	Part 1: $35,000,000 Part 2: $15,000,000 Upon Request and Additional Approval and execution of a warrant agreement in substantially the form as the Part 1 Warrant Agreement	None	First priority security interest in all Collateral (subject to Permitted Liens that are specifically designated as being senior in priority)

Availability Period	Loan Term	Interest Rate	End Of Term Payment
Part 1: February 6, 2015 through June 30, 2016 (the “Initial Availability Period”), subject to extension per Section 1 Part 2: Upon availability and for 12 months thereafter	Part 1: See Table of Terms “Advance Options”. Part 2: To be determined.

Part 1: See Table of Terms “Advance Options”.

Part 2: To be determined.

(Prime Rate as published in the Wall Street Journal the day before any Advance is funded, however, in no event shall the Prime Rate be less than 3.25%)

Part 1: See Table of Terms “Advance Options”. Part 2: To be determined.

Facility Fee	Availability Extension Fee	Administrative Fee	Opportunity To Invest
Part 1: $437,500, which You previously paid to Us Part 2: $187,500 due upon availability	Part 1: On or before the date of the Availability Period Extension, an amount equal to $350,000 Part 2: To be determined	On or prior to the IPO Adjustment, an amount equal to 1% of all outstanding Secured Obligations.	We shall have the opportunity to invest up to $1,000,000 in Your next round of equity financing per Section 19

ADVANCE OPTIONS

Option A	Option B	Option C
Loan Term: 12 Months (Months 1-12 interest only, with remaining principal due at the end of the Loan Term) Interest Rate: Prime Rate plus 3.75%. End of Term Payment: 3.5% of each Advance	Loan Term: 15 Months (Months 1-15 interest only, with remaining principal due at the end of the Loan Term) Interest Rate: Prime Rate plus 4.00%. End of Term Payment: 5.25% of each Advance	Loan Term: 18 Months (Months 1-18 interest only, with remaining principal due at the end of the Loan Term) Interest Rate: Prime Rate plus 4.50%. End of Term Payment: 5.75% of each Advance

Option D	Option E	Option F

Loan Term: 36 Months (monthly repayments of principal and interest)

Interest Rate: Prime Rate plus 4.75%.

End of Term Payment:

1.0% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

4.0% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

5.25% of each Advance which is prepaid after the 24th month of the Loan Term

Loan Term: 48 Months (monthly repayments of principal and interest)

Interest Rate: Prime Rate plus 6.00%

End of Term Payment:

1.50% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

3.25% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

4.25% of each Advance which is prepaid between the 25th and 36th months (inclusive) of the Loan Term

5.5% of each Advance which is prepaid after the 36th month of the Loan Term

Loan Term: 36 Months (Months 1-12 interest only with monthly repayments of principal and interest due on the remaining 24 Months)

Interest Rate: Prime Rate plus 6.25%.

End of Term Payment:

1.0% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

3.5% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

4.5% of each Advance which is prepaid after the 24th month of the Loan Term

Option G	Option H	Option I

Loan Term: 36 Months (Months 1-18 interest only with monthly repayments of principal and interest due on the remaining 18 Months)

Interest Rate: Prime Rate plus 6.75%.

End of Term Payment:

1.25% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

4.75% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

5.25% of each Advance which is prepaid after the 24th month of the Loan Term

Loan Term: 36 Months (Months 1-24 interest only with monthly repayments of principal and interest due on the remaining 12 Months)

Interest Rate: Prime Rate plus 7.00%

End of Term Payment:

1.25% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

4.00% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

6.00% of each Advance which is prepaid after the 24th month of the Loan Term

Loan Term: 48 Months (Months 1-12 interest only with monthly repayments of principal and interest due on the remaining 36 Months)

Interest Rate: Prime Rate plus 7.50%

End of Term Payment:

1.50% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

4.25% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

4.75% of each Advance which is prepaid between the 25th and 36th months (inclusive) of the Loan Term

5.5% of each Advance which is prepaid after the 36th month of the Loan Term

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Option J	Option K	Option L

Loan Term: 48 Months (Months 1-18 interest only with monthly repayments of principal and interest due on the remaining 30 Months)

Interest Rate: Prime Rate plus 7.75%.

End of Term Payment:

1.75% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

4.25% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

5.00% of each Advance which is prepaid between the 25th and 36th months (inclusive) of the Loan Term

5.75% of each Advance which is prepaid after the 36th month of the Loan Term

Loan Term: 48 Months (Months 1-24 interest only with monthly repayments of principal and interest due on the remaining 24 Months)

Interest Rate: Prime Rate plus 8.00%

End of Term Payment;

2.00% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

3.50% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

5.25% of each Advance which is prepaid between the 25th and 36th months (inclusive) of the Loan Term

6.00% of each Advance which is prepaid after the 36th month of the Loan Term

Loan Term: 36 Months (Months 1-36 interest only, with remaining principal due at the end of the Loan Term)

Interest Rate: Prime Rate plus 8.25%

End of Term Payment:

1.25% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

3.50% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

5.50% of each Advance which is prepaid after the 24th month of the Loan Term

Option M	Option N	Option O

Loan Term: 42 Months (Months 1-42 interest only, with remaining principal due at the end of the Loan Term)

Interest Rate: Prime Rate plus 8.75%.

End of Term Payment:

1.50% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

3.50% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

4.50% of each Advance which is prepaid between the 25th and 36th months (inclusive) of the Loan Term

5.75% of each Advance which is prepaid after the 36th month of the Loan Term

Loan Term: 48 Months (Months 1-48 interest only, with remaining principal due at the end of the Loan Term)

Interest Rate: Prime Rate plus 9.25%;

End of Term Payment:

1.75% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

4.00% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

5.00% of each Advance which is prepaid between the 25th and 36th months (inclusive) of the Loan Term

6.25% of each Advance which is prepaid after the 36th month of the Loan Term

Loan Term: 60 Months (Months 1-60 interest only, with remaining principal due at the end of the Loan Term)

Interest Rate: Prime Rate plus 9.75%;

End of Term Payment:

2.00% of each Advance which is prepaid between the 6th and 12th months (inclusive) of the Loan Term

4.00% of each Advance which is prepaid between the 13th and 24th months (inclusive) of the Loan Term

5.50% of each Advance which is prepaid between the 25th and 36th months (inclusive) of the Loan Term

6.75% of each Advance which is prepaid between the 37th and 48th months (inclusive) of the Loan Term

8.00% of each Advance which is prepaid after the 48th month of the Loan Term

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OUR CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: Fax:	Sajal Srivastava, President Tel: Fax: email:

YOUR CONTACT INFORMATION

Customer Name	Address For Notices	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: Fax: email:

Capitalized terms defined in the Table of Terms shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 21. Any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.	WHAT THE PARTIES AGREE TO FINANCE; DESIGNATION OF LEAD BORROWER

Provided that the conditions in Sections 4 and 5 and other Sections in this Agreement are met, We will lend to You the Parts of the Commitment Amount as reflected in the Table of Terms and You agree to use such proceeds to finance any of Your general corporate needs. We will lend to You advances (each an “Advance”) in minimum amounts (if any) as set forth in the Table of Terms up to a maximum of the Commitment Amount as provided in the Table of Terms. Our obligation to fund Advances under each Part of the Commitment Amount under this Agreement will end on the last day of the Availability Period noted in the Table of Terms for such Part.

Any Person that executes a Joinder Agreement to become a borrower under this Agreement hereby designates TINTRI, INC. as its representative and agent on its behalf for the purposes of giving and receiving all Advance Requests and all other notices and consents under this Agreement or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Person that executes a Joinder Agreement to become a borrower under this Agreement, under this Agreement and the other Loan Documents. TINTRI, INC. hereby accepts such appointment. We may regard any notice or other communication pursuant to this Agreement or any other Loan Document from TINTRI, INC. as a notice or communication from all of You, and may give any notice or communication required or permitted to be given to any of You hereunder to TINTRI, INC. on behalf of each of You. Each of You agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on Your behalf by TINTRI, INC. shall be deemed for all purposes to have been made by each of You and shall be binding upon and enforceable against each of You to the same extent as if the same had been made directly by each of You.

Availability Period Extension. On or before the expiration of the Initial Availability Period for the Part 1 Commitment Amount, but no earlier than ninety (90) days prior to the expiration of the Initial Availability Period, You may request in writing an extension of the Initial Availability Period for the Part 1 Commitment Amount for a period of up to an additional twelve (12) months (“Availability Period Extension”) conditioned upon: (a) confirmation reasonably satisfactory to Us that You have completed the Availability Period Extension Milestone, (b) no Default or Event of Default has occurred and is continuing and (c) receipt of the Availability Period Extension Fee; provided, that upon Your request, We may approve, in Our sole discretion, such extension in the absence of Your completion of the Availability Period Extension Milestone. In no event shall the aggregate Availability Period exceed thirty (30) months from the Closing Date, unless agreed to in writing by the Parties.

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2.	YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (the “Promissory Note”) is the document the Parties will enter into each time an Advance is to be funded. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, Advance Date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3.	YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and/or its corresponding parts (if any) will be noted in the Table of Terms (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Certain terms or conditions associated with the availability of such Part are listed in the Table of Terms. As to any Part that is available “Upon Request and Additional Approval”, You are required to make a request to utilize that additional Part in writing to Us (the “Commitment Increase Request Notice”), prior to Your submission of a corresponding Advance Request. After Our receipt of the Commitment Increase Request Notice, We will review the information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals and such approval shall be in Our sole discretion. Our agreement to consider providing the additional Part is not, and is not to be construed as, a commitment, offer, or agreement to provide such additional Part.

4.	HOW WILL YOU REQUEST ADVANCES

In addition to the requirements of Section 5 set forth below, You agree to follow the procedures listed below to have Us extend an Advance to You:

•	You will submit to Us (by facsimile, mail or electronic mail) a completed Advance Request in the form attached as Exhibit B, noting Your requested Advance Option, signed by TINTRI, INC’s Chief Executive Officer, President or Chief Financial Officer. The Advance Request shall be irrevocable.

•	Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT five (5) Business Days prior to the last day of the applicable Availability Period. Any Advance Request submitted after 5:00 p.m. PT shall be considered received the following Business Day.

•	Each Advance Request will state a requested funding date that is at least five (5) Business Days after the date such Advance Request is submitted to Us.

After We check and approve the information You provide in the Advance Request, We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation by Us that all conditions to funding an Advance have been met, We will then advance the requested funds to You.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by any person We reasonably believe to be Your authorized representative without the necessity of Our conducting an independent investigation, including Your contact person listed in the Table of Terms.

5.	CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction of each of the conditions set forth in Sections 4 and 18 and each of the following conditions:

•	The representations and warranties in this Agreement and in the Warrant Agreement shall be true and correct in all material respects on and as of the date(s) We fund each Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true and correct in all material respects as of such date; provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. Each Advance Request will constitute Your representation and warranty on the relevant Advance Date as to the matters provided in Sections 11 and 12 and as to the matters set forth in the Advance Request.

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•	You shall be in compliance with all the terms and provisions set forth in this Agreement, each Promissory Note and each other Loan Document, and at the time of and immediately after such Advance no Default or Event of Default shall have occurred and be continuing.

•	You shall provide Us with all appropriate assignments, notices and control agreements that are necessary or desirable to perfect or maintain Our first priority Lien in all of the Collateral (subject to Permitted Liens that are specifically designated as being senior in priority).

•	You shall have paid to Us the entire amount of the Facility Fee then due and payable as indicated in the Table of Terms relating to the Part under which such Advance is funded.

•	You shall have delivered to Us the Warrant Agreement.

•	We shall have received all of the agreements, documents, instruments and other items set forth in the Schedule of Documents attached hereto as Schedule 2, each in form and substance reasonably satisfactory to Us.

•	With respect to Part 2 Commitment Amount, if made available, You shall have delivered to Us the warrant agreement to be entered into between the Parties after the Closing Date with respect to the Part 2 Commitment Amount, which warrant agreement shall be substantially in the same form as the Warrant Agreement executed on the Closing Date.

•	You shall submit to Us any other documents and other information that We may reasonably request.

For any Advance Request submitted after June 9, 2015, You shall satisfy the following additional condition:

•	Since the Closing Date, no event or circumstance shall exist or have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

6.	YOU MAY PREPAY YOUR PROMISSORY NOTES

You may at any time prepay any Promissory Note in full (but not in part), without premium or penalty, by paying: (a) the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note, (b) the End of Term Payment, (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment, and (d) the Prepayment Fee.

7.	THE MAXIMUM RATE OF INTEREST; DEFAULT RATE

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the “maximum rate”. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Secured Obligations; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us in respect of the Secured Obligations; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in the Table of Terms. Upon and during an Event of Default, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth in the Table of Terms plus five percent (5%) per annum (the “Default Rate”).

8.	YOU GRANT US A SECURITY INTEREST

Each of You grants to Us a first priority (subject to Permitted Liens that are specifically designated as being senior in priority), continuing security interest in and Lien upon all of Your right, title and interest in each of the following whether now owned or hereinafter acquired and wherever located:

•	All Receivables;

•	All Equipment;

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•	All Fixtures;

•	All General Intangibles;

•	All Intellectual Property;

•	All Inventory;

•	All Investment Property;

•	All Deposit Accounts;

•	All Cash;

•	All commercial tort claims, if any, as listed on the Certificate of Perfection;

•	All Goods and personal property, whether tangible or intangible and whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

•	To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding anything herein to the contrary, (a)(i) “Collateral” shall not include any rights or interest in any lease, license, contract or other agreement to which You are a party if under the terms of such lease, license, contract or other agreement or applicable law with respect thereto, the valid grant of a security interest or lien therein to Us is prohibited as a matter of law or under the terms of such lease, license, contract or other agreement (including where the violation of any such prohibition would result in the termination of the applicable lease, license, contract or other agreement), and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract or other agreement has not been or is not otherwise obtained and (ii) the exclusions set forth above shall in no way be construed (A) to apply if any described prohibition is unenforceable under applicable laws, including Section 9-406, 9-407 or 9-408 of the UCC, (B) to apply after the cessation of any such prohibition, and upon the cessation of such prohibition, such real and personal property shall automatically become part of the Collateral, (C) so as to limit, impair or otherwise affect Our continuing Lien upon any of Your rights or interests in or to monies due or to become due under any described lease, license, contract or other agreement (including any Accounts), or (D) to limit, impair or otherwise affect Our continuing Lien upon any of Your rights or interest in and to any proceeds from the sale, license, lease or other disposition of any such lease, license, contract or other agreement; and (b) “Collateral” excludes more than 65% of the issued and oustanding voting stock of US Sub; provided that upon the occurence of a Springing Lien Event, without any further action by You or Us, “Collateral” shall automatically be deemed to include a security interest in 100% of the issued and oustanding voting stock of US Sub.

9.	HOW AND WHAT WILL YOU PAY US

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded, unless that Advance is funded on the first Business Day of that month, in which case the first payment date shall be the Advance Date.

Each Promissory Note shall be due in monthly installments consisting of either (a) that number of months of interest only as indicated in the Table of Terms followed by the remaining payments of monthly installments, as indicated in the Table of Terms, of principal and interest, or (b) if no interest only payments that number of months as indicated in the Table of Terms of monthly installment of principal and interest. All payments are payable on the first day of each month through the last payment date (unless that date falls on a weekend or national or California holiday in which event such payment shall be due on the previous business day). The outstanding balance of each Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date (as defined in the applicable Promissory Note), if not sooner paid in full.

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated in the Table of Terms, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date.

Interim Payment. In the event an Advance is made on any day other than the first Business Day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

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Fees. You shall pay to Us the following fees and expenses:

•	Facility Fees. On or before the Closing Date, or upon availability of additional Commitment Amounts, as the case may be, the respective Facility Fee as indicated in the Table of Terms. You previously paid to Us a $25,000 commitment deposit, of which $15,000 was applied to the Part 1 Facility Fee already paid to Us.

•	Availability Extension Fee. On or before the date of the Availability Period Extension, the respective Availability Extension Fee as indicated in the Table of Terms and Section 1.

•	Administrative Fee. In connection with and prior to the IPO Adjustment, if any, the Administrative Fee as indicated in the Table of Terms and Section 9.

•	End of Term Payment. Upon the earlier of the expiration of the Loan Term or last payment date for any Promissory Note, the End of Term Payments as indicated in the Table of Terms.

•	Prepayment Fee. Other than in connection with Options A through C as indicated in the Table of Terms, an additional prepayment premium (“Prepayment Fee”) shall be payable as follows:

(a) If prepaid 1-23 months following the date in which such Promissory Note was given: 1% of the outstanding balance owing under such Promissory Note;

(b) If prepaid after 23 months, no additional prepayment premium shall be due.

Re-Borrowing. Except with respect to Advances made under Option A, Option B and Option C, any amounts that You repay on the Advances may not be re-borrowed. Advances made under Option A, Option B and Option C, may be repaid and re-borrowed, without payment of a Prepayment Fee, during the applicable Availability Period.

Interest Rate Adjustment. The Part 1 Commitment Amount and Part 2 Commitment Amount Interest Rates will be adjusted as follows: (a) if You consummate Your initial public offering (“IPO”) on or before April 30, 2015 in which You obtain net offering proceeds, after deduction of all fees and commissions, of not less than $75,000,000, or (b) consummate a Merger Event, which has been approved by Us in writing, for an aggregate cash purchase price of not less than $500,000,000, then effective the first month following such consummation, for the purpose of Interest accrual from and after such consummation, the Interest Rate on all outstanding Advances shall be reduced by one percent (1%).

IPO Reduced Payment Option. If as of any date during the Loan Term, (i) You are current on all payments that had been due and payable through such date, and (ii) no Default or Event of Default has occurred and is continuing as of such date, then You, at Your sole option and election, may provide Us with the following:

(a) written notice of Your planned IPO (the “IPO Notice”);

(b) evidence in the form of the filing of an S-1 registration statement contemplating an IPO from which You reasonably expect to obtain net offering proceeds, after deduction of all fees and commissions, of not less than $75,000,000, and retention of at least one major underwriter; and

(c) receipt by Us of the Administrative Fee.

As of the first day of the month following the satisfaction of each of the conditions set forth in the preceding sentence, then the following shall occur:

(A) the monthly installments of principal and interest that would otherwise be due and payable under each Promissory Note shall be reduced to an amount that is one-half of the amount of the fixed monthly installment that would otherwise be due and payable under such Promissory Note for a period equal to the lesser of (1) the remaining term of such Promissory Note or (2) six months (the “Reduced Payment Period”);

(B) at Your option, the deferred principal and interest may be paid (1) at the end of the Loan Term or (2) in an amount of interest and equal principal over the remaining Loan Term. In no event shall the Maturity Date of any applicable Promissory Note be extended; and

(C) amended and restated Promissory Notes shall be issued by You in favor of Us to evidence these reduced payment amounts and the repayment of the deferred amounts elected by You.

You may only request the IPO Reduced Payment Option once and in addition upon the effectiveness of clauses (A) – (C) above, You may no longer provide an IPO Notice.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the first day of each month. You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that We provide. If We do not receive any payments from You within

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two (2) Business Days after they are due, You will pay a late charge on the overdue amount. The late charge will be equal to three percent (3%) of the amount due for each month not paid when due and until such time as payment is received. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note.

10.	INSURANCE

So long as there are any Secured Obligations outstanding, You shall carry and maintain commercial general liability insurance, against risks customarily insured against in Your line of business. All such insurance shall be in form, with companies, and in amounts reasonably acceptable to Us. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. You must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, You shall also carry and maintain insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire and windstorm, in an amount not less than the full replacement cost of the Collateral.

In accordance with the terms of Section 18 hereof, You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in the above paragraph and the obligations contained in this Section. Your insurance certificate shall state that We are an additional insured for commercial general liability and a loss payee for all risk property damage insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance.

The certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further state that a waiver of subrogation in favor of Us has been agreed to. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Us of cancellation or any other change adverse to Our interests. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

So long as no Event of Default exists, proceeds payable with respect to Your insurance policies shall be payable to You to repair or replace any property subject to the applicable claim, or used to purchase other property useful in Your business, provided that if such property constituted Collateral, any such replacement property shall be deemed Collateral in which We have been granted a first priority security interest, subject to Permitted Liens that are specifically designated as being senior in priority. If an Event of Default has occurred and is continuing, then, at Our option, such proceeds may be applied by Us to the outstanding Secured Obligations.

11.	REPRESENTATIONS AND WARRANTIES FROM YOU

You represent and warrant that:

•	Collateral Title. One or both of You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

•	Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens and shall execute such notices, assignments, and control agreements, in connection herewith as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral. Except for Permitted Liens, the Collateral is not subject to any Liens. You are not presently a party to, nor bound by, any material lease, license, contract or agreement which prohibits You or any of Your Subsidiaries from granting a Lien on such lease, license, contract or other agreement (to the extent such prohibition is enforceable under applicable law).

•	Due Organization. You are a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, with corporate organization number 4565361 for TINTRI, INC. and State of Delaware, and are duly qualified as a foreign corporation in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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•	Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements and all other Loan Documents (i) have been duly authorized by all necessary corporate action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents executed by or on behalf of either of You and each term and provision thereof are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

•	Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of any of You, threatened in writing against any of You or any of the business, property or rights of any of You (i) which involve any Loan Document or Excluded Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate result in an event which individually or together with any other event, reasonably be expected to result in a Material Adverse Effect.

•	Compliance with Applicable Laws. None of You are in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

•	Conflict. Neither this Agreement nor any other Loan Document (a) violates any provisions of the articles or certificate of incorporation, as applicable, or bylaws of any of You, or any material law, regulation, order, injunction, judgment, decree or writ to which any of You are subject or (b) conflicts with or results in the material breach or termination of, constitutes a default under or accelerates or permits the acceleration of any performance required by, any material lease, agreement or other contract to which any of You are a party or by which any of You or any of Your property is bound.

•	Further Consent. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority, or governmental body of the United States or any State or any political subdivision of the United States or any state.

•	Material Adverse Effect. As of the Closing Date, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

•	Other Defaults. None of You is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which any of You are a party or by which any of You or any of the properties or assets of any of You are or may be bound, in each case where such default could result in an event which, individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

•	Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of any of You to Us in connection with the negotiation of any Loan Document contains, when furnished, any material misstatement of fact or omitted or omits, when furnished, to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading (it being recognized by Us that projections and estimates as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any such projections and estimates may differ materially from projected or estimated results).

•	Filing of Taxes. You have filed all required federal, state and material local tax returns (or filed appropriate extensions for the filing of such returns), except to the extent such failure to file has not resulted in the creation of a Lien. Subject to Section 12, Paragraph “Taxes” and except as disclosed in Schedule 1, You have fully paid or You have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties). You have fully paid or reserved for and are contesting in good faith all tax assessments that any of You have received for the 3 years preceding the Closing Date.

•	ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, to which such requirements apply. No event has occurred resulting from the failure by any of You to comply with ERISA that is reasonably likely to result in any of You incurring any liability that could reasonably be expected to have a Material Adverse Effect.

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•	Hazardous Waste. None of the properties or assets of any of You has ever been used by any of You or, to the knowledge of any of You, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance in all material respects with applicable law; to the knowledge of any of You, none of the properties or assets of any of You has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by any of You; and none of You have received a material summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by any of You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment. You have at all times operated Your business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

•	Operation of Business. You own, possess, have access to, or can become licensed on reasonable terms to use, all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known material infringement of, or conflict with, the rights of others. You have taken reasonable measures to avoid liability from infringement by third parties using Your facilities, in particular that You have complied with the requirements of the Digital Millennium Copyright Act for notice and takedown, if applicable. You have at all times operated Your business in compliance in all material respects with all applicable provisions of the Federal Fair Labor Standards Act, as amended.

•	Trading with the Enemy Act; OFAC; Patriot Act. Neither You nor any of Your Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither You nor any of Your Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (c) the Patriot Act.

•	Investment Company Act. Neither You nor any of Your Subsidiaries are (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any governmental authority in connection with Your or its incurrence of debt, (c) and is not a “person” related to Us as described in Sections 57(b) or 57(e) of the Investment Company Act of 1940.

•	Your Information. Your present name, former names (if any) used in the past 5 years, locations, and other information are correctly and completely stated on the Certificate of Perfection.

•	Intellectual Property. The Certificate of Perfection contains a true, correct and complete list of each of Your Patents, Trademarks, Copyrights and material in-bound Licenses (other than Licenses entered into in the ordinary course of business or Licenses that are commercially generally available), together with application or registration numbers, as applicable.

•	Accounts. The Certificate of Perfection contains a true, correct and complete list of (a) all banks and other financial institutions at which You maintain Deposit Accounts and (b) institutions at which You maintain accounts holding Investment Property owned by You, and such Certificate of Perfection correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefore. None of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute, rule, or law in respect of such Collateral. The Excluded Accounts (as defined below) have an aggregate balance of less than Five Hundred Thousand Dollars ($500,000).

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12.	YOUR COVENANTS TO US

So long as the Secured Obligations (other than inchoate indemnity obligations) have not been fully and indefeasibly paid in cash in full or We have any obligation to make Advances, Each of You covenants to the following:

•	Legal Existence and Qualification. Each of You will maintain Your, and each of Your Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, except with respect to Subsidiaries that are dissolved or merged in accordance with this Section 12, “Mergers and Acquisitions”, and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

•	Compliance with Laws. Each of You will, and will cause each of Your Subsidiaries to, comply with all laws (including, without limitation, environmental laws) rules and regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You, Your Subsidiaries or Your business, and with all material agreements to which You or any of Your Subsidiaries are a party, in each case, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of You nor any of Your Subsidiaries shall become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. None of You, nor any Your Subsidiaries shall fail to meet the minimum funding requirements of ERISA in respect of any of Your plans subject to ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, or fail to comply in all material respects with the Federal Fair Labor Standards Act.

•	Management Rights. Each of You may permit any of Our authorized representatives and Our attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of Your books of account and records at reasonable times and during normal business hours. In addition, We and Our agents, attorneys and accountants may have the right to meet with the management and officers of any of You to discuss such books of account and records. In addition, We may be entitled at reasonable times and intervals to consult with and advise the management and officers of any of You concerning significant business issues. Such consultations shall not unreasonably interfere with Your business operations. The Parties intend that the rights granted here shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation with respect to any business issues will not be deemed to give Us, nor be deemed an exercise by Us or control over the management or policies of any of You. Further, each Party represents and warrants that We have offered to make available to each of You “significant managerial assistances” (as defined in Section 2(a)(47) of the Investment Company Act of 1940) and, to the extent You accept such offer from Us, the scope, terms and conditions of such significant managerial assistance shall be set forth in a separate agreement between You, Us and Our administrator. Notwithstanding the foregoing, third parties shall not be permitted to access books and records or obtain any other information unless such third parties are subject to confidentiality provisions substantially similar to those contained in this Agreement.

•	Additional Documents and Assurances. Each of You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect or give first priority to Our Lien on the Collateral (subject to Permitted Liens that are specifically designated as senior in priority). Each of You will from time to time obtain any instruments or documents as We may request, and take all further action that may be reasonably necessary or desirable, or that We may reasonably request, to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us. In addition, each of You authorize Us to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all of Your assets or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. Each of You hereby appoint Us as its lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full and We are under no further obligation to make Advances. Our foregoing appointment as the attorney in fact for each of You, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances terminates.

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•	Protection of Our Lien. Each of You will take or cause to be taken all actions necessary to protect and defend Your title to the Collateral and Our Lien on the Collateral. Each of You shall at all times keep the Collateral, and the assets and properties of each of Your Subsidiaries, free and clear from any legal process or Liens whatsoever (except for Permitted Liens) and shall give Us immediate written notice of any legal process affecting the Collateral or the assets and properties of Your Subsidiaries, or any Liens on the Collateral or the assets and properties of Your Subsidiaries.

•	Maintenance of Properties. Each of You will maintain and protect Your material properties, assets and facilities (and those of Your Subsidiaries), including Your equipment and fixtures, in good working order, repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall manage and care for Your property in accordance with prudent industry practices.

•	Financial Statements. Each of You will provide monthly and yearly financial statements in accordance with Section 18 of this Agreement.

•	Audits and Inspections. When an Event of Default has occurred and is continuing, each of You will, during normal business hours, make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection. You will take all action reasonably necessary to correctly maintain such books, records, logs, and maintenance records.

•	Taxes. Each of You will pay when due all federal income taxes, all state taxes imposed by each of Your states of organization and the state of Your principal place of business and all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against any of You, Us or the Collateral in connection with Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income or franchise taxes). Each of You shall file on or before the due date all federal, state and material local tax returns including personal property tax returns in respect to the Collateral on or before the due date thereof. Notwithstanding the foregoing, each of You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP.

•	Intellectual Property. Each of You will: (a) protect, defend and maintain the validity and enforceability of Your Intellectual Property material to Your business; (b) promptly advise Us in writing of material infringements of Your Intellectual Property known to You; (c) not allow any Intellectual Property material to Your business to be abandoned, forfeited or dedicated to the public without Our written consent; and (d) give Us written notice of any applications or registrations of Your Intellectual Property, including the date of such filings and the applicable application or registration numbers within thirty (30) days after the end of each calendar quarter. You acknowledge that You may not (i) transfer Your Intellectual Property to any of Your Subsidiaries nor (ii) permit any of Your Subsidiaries to file registrations for Intellectual Property in any domestic or foreign jurisdiction, without Our prior written consent (“IP Restriction”).

•	Subsidiaries. If at any time, any of You create or acquire any Subsidiary, You and such Subsidiary will promptly notify Us and take all such action as We may reasonably require to cause such Subsidiary to guaranty the Secured Obligations and grant a continuing pledge and security interest in and to the assets of such Subsidiary, and You shall grant and pledge to Us a first priority, perfected security interest (subject to Permitted Liens that are specifically designated as being senior in priority) in the stock, units or other evidence of ownership of such Subsidiary. We acknowledge that You will be consummating the Subsidiary Reorganization following the Closing Date, and such Subsidiary Reorganization shall be permitted hereunder. Notwithstanding the foregoing, so long as You have complied with the the IP Restriction, the Subsidiary Cash Cap and the Receivables Restriction, and provided that the US Sub’s only assets are the equity interest of a direct Foreign Subsidiary and de minimus assets incidental thereto, You shall only be required to provide a pledge for sixty-five percent (65%) of the voting equity interest in the US Sub.

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Dispositions, Liens and Encumbrances. None of You will nor will You permit any of Your Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien on any Collateral, or otherwise transfer any interest in or encumber any portion of Your properties or assets (or those of any Subsidiary), including the Intellectual Property, either voluntarily or involuntarily, without Our prior written

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consent, other than: (a) Permitted Liens and Permitted Investments, (b) sales of Inventory in the ordinary course of business, (c) non-exclusive licenses of Intellectual Property in the ordinary course of business, (d) sales of worn-out or obsolete Equipment not financed by Us provided that the fair market value of such Equipment does not exceed $150,000 in any fiscal year, (e) transfers, sales and assignments from a Subsidiary to You, (f) other transfers of property in an aggregate amount not to exceed $150,000 in any fiscal year, and (g) transfers of equity interests contemplated by the Subsidiary Reorganization. In addition, none of You will, nor will You permit any of Your Subsidiaries to, enter into any agreement with any Person (other than Us) that restricts Your ability, or the ability of any of Your Subsidiaries, to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien or otherwise transfer any interest in or encumber any portion of Your properties or assets or those of any of Your Subsidiaries, including Your Intellectual Property, except for customary restrictions in leases, licenses, contracts or other agreements, including the Working Capital Loan Facility (subject to limitations set forth in Section 8). Without limiting the generality of the foregoing and subject to Section 12, “Mergers and Acquisitions”, none of You will sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any subsidiary.

•	Mergers or Acquisitions. None of You will, nor will You permit any of Your Subsidiaries to, liquidate, dissolve or consummate any Merger Event or acquire all or substantially all of the capital stock or property of another Person, except that a Subsidiary (i) may merge into any of You or another Subsidiary of You, or (ii) liquidate or dissolve, provided that its assets are transferred to You.

•	Compromise of Accounts. Without Our prior written consent, none of You will (a) grant any material extension of the time for payment of any of the Receivables, or General Intangibles, except in the ordinary course of business and consistent with customary industry practice, (b) to any material extent, compromise, compound or settle the same for less than the full amount, except in the ordinary course of business and consistent with customary industry practice, (c) release, wholly or partly, any Person liable for the payment of Receivables, except for releases that are in the ordinary course of business and consistent with customary industry practice, or (d) allow any credit or discount whatsoever other than trade discounts granted to You in the ordinary course of Your business and consistent with customary industry practice. You acknowledge that You may not (i) transfer Your Receivables to any of Your Subsidiaries nor (ii) permit any of the Subsidiaries to enter into contractual relationships for the sale of Your products, without Our prior written consent (“Receivables Restriction”).

•	Other Indebtedness. None of You will, nor will You permit any of Your Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and the Permitted Indebtedness.

•	Investments. None of You will, nor will You permit any of Your Subsidiaries to, directly or indirectly make any Investment other than Permitted Investments.

•	Dividends and Distributions. None of You will, without Our prior written consent, declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than (a) pursuant to repurchase plans upon an employee’s, consultant’s or director’s death or termination of employment, (b) dividends payable solely in shares of Your common stock and (c) conversion of any of Your convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and the purchase of fractional shares in connection therewith.

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Collateral Locations; Name Changes. None of You will relocate, nor will You permit any Domestic Subsidiary to relocate, Your (or such Domestic Subsidiary’s) chief executive office or principal place of business or any item of the Collateral (or assets of any such Subsidiary) other than movable items of personal property, inventory in transit, demonstration products in use by customers or potential customers in the ordinary course of business and spare parts, unless: (i) You have given Us no less than ten (10) days prior written notice, (ii) You have obtained Our prior written consent, which consent shall not be unreasonably withheld; (iii) such relocation shall be within the continental United States if such Collateral was originally located within the continental United States, and (iv) such relocation does not adversely affect the perfection or priority of Our security interest in any of the Collateral. In addition, except for demonstration products in use by customers or potential customers in the ordinary course of business and for spare parts locations, each of You will obtain and maintain such acknowledgments, consents, waivers and agreements from: (i) the owner, Lien holder, mortgagee and landlord with respect to any real property on which Collateral is located and (ii) from any Person in possession of Collateral, as We may require, all in form and substance reasonably satisfactory to Us. Notwithstanding the foregoing, You shall only be required to use commercially reasonable efforts to provide a landlord waiver for Your location at 201 Ravendale Drive, Mountain View, CA 94043. Without limiting the foregoing, where the Collateral is covered by a negotiable Document (such as a warehouse receipt), You shall deliver to Us

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possession of such Document, unless otherwise delivered to the Working Capital Lender. None of You will change Your name without providing Us at least 10 days’ advance written notice. Other than the Subsidiary Reorganization, none of You will change Your type of organization or legal structure without Our prior written consent. Upon Our request, You will provide Us with a list of the contact information for each potential customer and the number of demonstration units they currently hold.

•	Line of Business. None of You will engage in, nor will You permit any of Your Subsidiaries to engage in, any business other than the businesses currently engaged in by You and Your Subsidiaries or reasonably related thereto.

•	Change of Jurisdiction. None of You will change Your state of organization unless You have obtained Our prior written consent, which consent shall not be unreasonably withheld. You must give Us no less than thirty (30) days prior written notice.

•	Deposit and Investment Accounts. None of You will maintain, nor permit any of Your Subsidiaries to maintain, any Deposit Accounts or accounts holding Investment Property owned by any of You (or such Subsidiaries) except (i) accounts identified in the Certificate of Perfection with respect to which We have a perfected security interest, and (ii) other accounts with respect to which We have a perfected security interest. You will give Us prior written notice of the creation of any Deposit Accounts or accounts holding Investment Property in the United States. Notwithstanding the foregoing, Foreign Subsidiaries may maintain Deposit Accounts or accounts holding Investment Property (collectively “Excluded Accounts”) in which We do not have a perfected security interest, provided the balances in all Excluded Accounts shall not in the aggregate exceed Five hundred Thousand Dollars ($500,000) at any time (the “Subsidiary Cash Cap”). Notwithstanding the foregoing, with respect to Your account ending in [ ] at Bank of America (“BOA Account”), You shall have until June 9, 2015 (“BOA Date”) to either (i) close such BOA Account and transfer the balances to Deposit Accounts or accounts holding Investment Property in which We have a perfected security interest or (ii) provide Us with an account control agreement for such BOA Account, provided that if the balance in the BOA Account at any time exceeds $75,000 prior to the BOA Date, You shall transfer within five (5) Business Days such amount exceeding $75,000 to Deposit Accounts or accounts holding Investment Property in which We have a perfected security interest.

•	Transactions with Affiliates. None of You will directly or indirectly enter into or permit to exist any material transaction with any of Your Affiliates except for (i) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) equity financings with Your existing investors that are otherwise permitted under this Agreement, (iii) unsecured bridge financings with Your existing investors that constitute Subordinated Indebtedness and are evidenced by a subordination agreement on terms acceptable to Us in Our sole discretion, (iv) transactions that are otherwise Permitted Investments (of the type in clauses (i) and (m) of Permitted Investments) or Permitted Indebtedness (of the type in clauses (h) and (j) of the definition of Permitted Indebtedness), and (vi) employment or compensation arrangements and employee benefit plans approved by Your Board of Directors and entered into in the ordinary course of business.

•	Subordinated Indebtedness. You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Advances, advances under the Working Capital Loan Facility and except for conversion of any Subordinated Indebtedness into equity securities and the payment of cash in lieu of the issuance for fractional shares upon any such conversion), and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness which would increase the amount thereof or adversely affect the subordination thereof to Secured Obligations owed to Us.

•	OFAC and Patriot Act. None of You will, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of any sanctions administered by OFAC, or in any other manner that would result in a violation of OFAC sanctions by any Person, including any Person participating in any capacity in the Advances. You will not, and will not permit any of Your Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any governmental authority of the United States (including the OFAC list) that prohibits or limits Us from making any Advance or extension of credit to You or from otherwise conducting business with You, or (b) fail to provide certificates or documentary or other evidence of Your identity as may be requested by Us at any time to enable Us to verify Your identity or to comply with any applicable law or regulation, including Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

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13.	YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders (each, an “Indemnitee”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Us or any such Indemnitee as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities resulting solely from Our gross negligence or willful misconduct.

14.	WHAT IS AN EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

•	Payment. You do not pay (i) any principal or interest under this Agreement on the date due or (ii) any other fees, costs or other Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents within five (5) days of the due date; or

•	Covenant. Any of You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure such breach (to the extent that such breach is capable of being cured) within twenty (20) days after the earlier of (i) We give You written notice or (ii) Your actual knowledge of such default provided, that if, in Our sole determination, We determine that the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by You be cured within the twenty (20) day period, and such default is likely to be cured within a reasonable time, then You shall have an additional reasonable period beyond the twenty (20) day cure period (such additional period shall not exceed twenty five (25) days) to attempt to cure such default; or

•	Misrepresentations. Any of You or any Person acting for any of You makes any representation, warranty, or other statement now or later in this Agreement, any other Loan Document, or any Warrant Agreement or in any writing delivered to Us or to induce Us to enter this Agreement, any other Loan Document, or any Warrant Agreement, and such representation, warranty, or other statement is incorrect in any material respect when made, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof; or

•	Bankruptcy; Attachment; Other.

•	Any of You (i) assigns Your assets for the benefit of Your creditors, (ii) becomes unable to pay Your debts as they become due, or becomes unable to pay or perform Your obligations under the Loan Documents or Excluded Agreements, (iii) files a voluntary petition in bankruptcy, (iv) files any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, (v) seeks or consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of itself or of all or any substantial part of its assets or property, (vi) ceases operation of Your business as Your business has normally been conducted, or terminates substantially all of Your employees, or (vii) have Your directors or majority shareholders take any action initiating any of the foregoing actions described in this paragraph; or

•	Either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against any of You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting Your operations or the business being stayed; or (ii) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) any of You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

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•	Forty-five (45) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of any of You or of all or any substantial part of the properties of any of You without such appointment being vacated; or

•	Agreements with Us. The occurrence of any default under any other Loan Document, any Excluded Agreement, or any other agreement between any of You and/or any of Your Subsidiaries and Us (other than any default embodied in or covered by any clause of this Section 14) and such default continues for more than twenty (20) days after the earlier of (i) We have given notice of such default to You, or (ii) You have actual knowledge of such default; or

•	Other Agreements. The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 14) that has not been cured or waived within any applicable grace period under any lease, loan, or other agreement or obligation of any of You involving any Indebtedness which aggregates more than $750,000 and which gives the holder of such Indebtedness the right to accelerate such Indebtedness after any applicable grace period; or

•	Judgments. The entry of (a) any judgment or arbitration award against any of You involving an award in excess of $750,000 that is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing, has not been, discharged, bonded or stayed on appeal within twenty (20) days; or (b) any judgment or arbitration award against You in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs; or

•	Change of Control. Except as otherwise permitted under this Agreement, the occurrence of any event or transaction, including the sale or exchange of outstanding shares of Your capital stock or the capital stock of any of Your Subsidiaries, or series of related events or transactions, resulting in (a) the holders of such outstanding capital stock immediately before consummation of such event or transaction, or series of related events or transactions, do not, immediately after consummation of such event or transaction or series of related events or transactions, retain, directly or indirectly, capital stock representing at least 50% of the voting power of the surviving Person of such event or transaction or series of related events or transactions, in each case without regard to whether You or any of Your Subsidiaries are the surviving Person, (b) any Person or “group” (other than a Person that is a stockholder on the Closing Date) shall obtain “beneficial ownership” (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934), either directly or indirectly, of more than 35% of Your outstanding capital stock having the right to vote for the election of directors under ordinary circumstances, or (c) You cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Your Subsidiaries (other than (i) director’s qualifying shares or other shares that are required to be owned by third parties under applicable law or (ii) in connection with a dissolution or merger in accordance with Section 12 Paragraph “Mergers and Acquisitions”). Notwithstanding anything to the contrary in clause (a) and (b) of this paragraph, the issuance of capital stock to venture capital or private equity firms in connection with a bona fide round of equity financing (including conversion of Indebtedness in connection with such equity financing) for capital raising purposes shall not be an Event of Default under clauses (a) and (b) of this paragraph; or

•	Investor Support. Prior to an IPO, if representatives of both of Lightspeed Venture Partners and New Enterprise Associates are no longer members of Your board of directors; or

•	Officers. The individuals holding the offices of Your Chief Executive Officer, President, or Chief Financial Officer as of the Closing Date shall for any reason cease to hold such offices or be actively engaged in Your day-to-day management, unless a successor appointed by Your board of directors is appointed within ninety (90) days of such cessation; or

•	Guaranty Documents. (a) Any guaranty of any Secured Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor, if any, does not perform any obligation or covenant under any guaranty of the Secured Obligations or any Event of Default occurs under any security agreement or other agreement between Us and any Guarantor; (c) any event or circumstance described in paragraphs 3 through 8 of this Section 14 occurs with respect to any Guarantor, or (d) the death, liquidation, administration, winding up, or termination of existence of any Guarantor (as applicable).

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15.	WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing, We can at Our option, and without notice to any of You:

•	Terminate our commitment to make any future Advances under this Agreement;

•	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

•	Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by any of You to Us under the Loan Documents and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in the fourth paragraph of Section 14 (i.e. “Bankruptcy; Attachment; Other”), the Promissory Notes and all of the principal, interest, fees, costs or other amounts owed by any of You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon and during the occurrence of an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, fees, costs or other amounts owed by any of You to Us, including all professional fees and expenses, shall thereafter bear interest at the Default Rate;

•	Settle or adjust disputes and claims directly with the account debtors of any of You for amounts, upon terms and in whatever order that We reasonably consider to be advisable;

•	Enter the premises of any of You, without notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to any of You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any premises that any of You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

•	Pursue any other remedy permitted by law, equity or otherwise.

We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. Each of You hereby grants to Us a license and right, to use, without charge, the labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature of any of You, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. In connection with Our exercise of Our rights under this Agreement and the other Loan Documents, each of the rights of any of You under all licenses and all franchise agreements shall inure to Our benefit to the extent permitted by law. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted by each of You to Us in Section 12, effective only upon the occurrence and during the continuance of an Event of Default, each of You hereby irrevocably appoints Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to: (a) send requests for verification of Receivables or notify account debtors of Our security interest in the Receivables; (b) endorse Your name on any checks or other forms of payment or security that may come into Our possession; (c) sign Your name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, schedules and assignments of Receivables, verifications of Receivables, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which We determine to be reasonable. Our appointment as the attorney in fact for each of You, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated.

16.	WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as We may elect. Any such sale may be made either at public or private sale at the place of business of any of You or elsewhere. Each of You agrees that

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any such public or private sale may occur upon Our ten (10) calendar days’ prior written notice to You. We may require any of You to assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

First, to Us in an amount sufficient to pay in full Our costs and professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other amounts owed by any of You to Us, in such order and priority as We may choose in Our sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the principal, interest, fees, costs or other amounts owed by any of You to Us, to any creditor holding a junior Lien on the Collateral, or to any of You or Your representatives or as a court of competent jurisdiction may direct.

17.	CROSS-GUARANTY

Cross-Guaranty. Each of You hereby agrees that You are jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Us and Our respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Secured Obligations owed or hereafter owing to Us by the other of You. Each of You agrees that Your guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that Your obligations under this Section shall not be discharged until payment and performance, in full, of the Secured Obligations, other than inchoate indemnity obligations, has occurred, and that Your obligations under this Section shall be absolute and unconditional, irrespective of, and unaffected by:

•	the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any of You are or may become a party;

•	the absence of any action to enforce this Agreement (including this Section) or any other Loan Document or the waiver or consent by Us with respect to any of the provisions thereof;

•	the existence, value or condition of, or failure to perfect Our Lien against, any security for the Secured Obligations or any action, or the absence of any action, by Us in respect thereof (including the release of any such security);

•	the insolvency of any of You; or

•	any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each of You shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations guaranteed hereunder.

Waivers. Each of You expressly waives all rights any of You may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Us to marshal assets or to proceed in respect of the Secured Obligations guaranteed hereunder against the other of You, any other party or against any security for the payment and performance of the Secured Obligations before proceeding against, or as a condition to proceeding against, You. It is agreed among each of You and Us that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section and such waivers, We would decline to enter into this Agreement.

Benefit of Guaranty. Each of You agrees that the provisions of this Section are for Our benefit and the benefit of Our respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Person and Us, the obligations of such Person under the Loan Documents.

Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth herein, each of You hereby expressly and irrevocably waives any and all rights at

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law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each of You acknowledges and agrees that this waiver is intended to benefit Us and shall not limit or otherwise affect Your liability hereunder or the enforceability of this Section, and that We and Our respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section.

Election of Remedies. If We may, under applicable law, proceed to realize Our benefits under any of the Loan Documents giving Us a Lien upon any Collateral, whether owned by any of You or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, We may, at Our sole option, determine which of Our remedies or rights We may pursue without affecting any of Our rights and remedies under this Section. If, in the exercise of any of Our rights and remedies, We shall forfeit any of Our rights or remedies, including Our right to enter a deficiency judgment against any of You or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each of You hereby consents to such action by Us and waives any claim based upon such action, even if such action by Us shall result in a full or partial loss of any rights of subrogation that any of You might otherwise have had but for such action by Us. Any election of remedies that results in the denial or impairment of any right of Ours to seek a deficiency judgment against any of You shall not impair the respective obligations of the rest of You to pay the full amount of the Secured Obligations. In the event We shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, We may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by Us but shall be credited against the Secured Obligations. The amount of the successful bid at any such sale, whether We are or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which We might otherwise be entitled but for such bidding at any such sale.

Limitation. Notwithstanding any provision herein contained to the contrary, the liability of each of You under this Section (which liability is in any event in addition to amounts for which You are primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of: (a) the net amount of the amounts advanced to the other of You under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, the other of You; and (b) the amount that could be claimed by Us from the other of You under this Section without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Your right of contribution and indemnification from the other of You under this Section.

Contribution with Respect to Guaranty Obligations.

•	To the extent that any of You shall make a payment under this Section of all or any of the Secured Obligations (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by such Person, exceeds the amount that such Person would otherwise have paid if each of You had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Person’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of You as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Secured Obligations and termination of Our obligation to fund Advances, such Person shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other of You for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

•	As of any date of determination, the “Allocable Amount” of any of You shall be equal to the maximum amount of the claim that could then be recovered from such Person under this section without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

•

This subsection is intended only to define the relative rights of each of You and nothing set forth in this subsection is intended to or shall impair the obligations of each of You, jointly and severally, to pay any

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amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including subsection “Cross-Guaranty” above. Nothing contained in this subsection shall limit the liability of any of You to pay the Advances made directly or indirectly to You and accrued interest, fees and expenses with respect thereto, for which You shall be primarily liable.

•	The Parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Person to which such contribution and indemnification is owing.

•	The rights of the indemnifying Persons against other Persons under this subsection shall be exercisable upon the full and indefeasible payment of the Secured Obligations and the termination of Our obligation to fund Advances.

Liability Cumulative. The liability of each of You under this Section is in addition to and shall be cumulative with all liabilities of each of You to Us under this Agreement and the other Loan Documents to which You are a party or in respect of any Secured Obligations or obligation of each of You, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

18.	DOCUMENTS YOU WILL PROVIDE US

Upon signing this Agreement You will provide Us with each of the following documents on or before the Closing Date:

•	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require;

•	Secretary’s certificate of incumbency and authority for each of You;

•	Certified copy of resolutions of each of Your boards of directors approving this Agreement, the associated Warrant Agreement(s) and the other Loan Documents;

•	Certified copy of Certificate of Incorporation and By-Laws for each of You, as amended through the Closing Date;

•	A certificate of good standing from the State of incorporation of each of You, and similar certificates from all other jurisdictions where You do business and where the failure to be qualified, individually or collectively, could reasonably be expected to have a Material Adverse Effect;

•	Payment of the Facility Fee for the Commitment Amount as denoted in the Table of Terms;

•	Executed Certificate of Perfection, in the form attached as Exhibit C (the “Certificate of Perfection”); and

•	Any such other documents as We may reasonably request.

Within sixty (60) days of the Closing Date, You will provide Us with each of the following documents:

•	Executed originals of Landlord Waivers (or similar agreements), for Your location at 303 Ravendale Drive, Mountain View, CA 94043;

•	Executed original of the Inventory and Other Goods of Tintri, Inc., with Flextronics International; and

•	We shall have received certificates of insurance, endorsements and other documents evidencing Your compliance with Section 10 in form and substance reasonably acceptable to Us.

So long as there are any unpaid principal, interest, fees, costs or other amounts owed by any of You to Us, or We have any obligation to make any additional Advances, each of You shall provide Us with:

Financial Statements. Within thirty (30) days after the end of each month, each of You will provide Us with an unaudited income statement, statement of cash flows, and an unaudited balance sheet prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments. Within one hundred eighty (180) days of the end of each fiscal year end, each of You will provide Us with audited financial statements accompanied by an audit report and an unqualified opinion of the independent certified public accountants. Within ten (10) days prior to the end of each fiscal year, each of You will provide Us a budget and business plan for the next fiscal year. Each of You will provide Us any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as We reasonably believe are necessary to evaluate the

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continuing ability of each of You to meet Your financial obligations to Us. These statements should be emailed to Us at [                    ], or upon Our prior approval, sent by facsimile or mail to Us at the address listed in the Table of Terms. Documents required to be delivered to Us pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which You provide notice to Us that (a) the SEC has made such documents publicly available or (b) You have posted such documents, or provided a link thereto, on Your website on the Internet at Your website address

Certificate of Compliance. Within ten (10) Business Days after the end of each calendar quarter, each of You will provide Us with a Certificate of Compliance in the form attached as Exhibit D.

19.	OPPORTUNITY TO INVEST

You grant Us (or at Our election, an Affiliate of Us) the opportunity to invest up to One Million and No/100 Dollars ($1,000,000), in TINTRI, INC.’s Next Round (other than an IPO, if such Next Round is an IPO) at Our sole discretion upon approval from Your investors, and on the same terms and conditions as other investors in Your Next Round. You agree to provide Us with at least ten (10) days prior written notice of the proposed date of the Next Round, which notice shall include the final terms, conditions and pricing of the Next Round and copies of draft equity documents no later than two (2) Business Days prior to the closing of the Next Round. The foregoing Opportunity To Invest shall survive any termination or expiration of this Agreement and be in full force and effect until the earlier of consummation of Your Next Round or IPO.

20.	OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder or any other Loan Document shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the principal, interest, fees, costs and other amounts owed by You to Us are fully and finally paid in cash and We have no further obligation to make Advances. We shall file a termination statement and provide proof of filing to You promptly after the full and final payment in cash of all of the principal, interest, fees, costs and other amounts owed by You to Us hereunder (other than inchoate indemnity obligations), releasing to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein or in any other Loan Document shall not be construed as a waiver of or election of remedies with respect to any of Our other rights, powers and remedies.

Entire Agreement. This Agreement and associated Promissory Notes supersede all other oral or written agreements or understandings between the Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES.

Headings. Headings used in this Agreement are for reference and convenience of the Parties only and shall have no substantive effect in the interpretation of this Agreement.

No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of the Parties and survive the execution, delivery, expiration or termination of this Agreement.

Tax Indemnification. Without limiting the generality of Section 13, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income or franchise taxes) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each of You and Your permitted assigns (if any). None of You shall assign Your obligations under

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this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect. Each of You acknowledges and understands that We may sell and assign all or part of Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents to any person or entity to be known as assignee. After such assignment the term “We” “Us” and “Our” as used in the Loan Documents will mean and include such assignee, and such assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that each of You have granted Us; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies. No such assignment will relieve any of You of any of Your obligations. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each Party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Promissory Notes or the other Loan Documents. Service of process on any Party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either Party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY OF YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST ANY OF YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN ANY OF YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE WARRANT AGREEMENTS.

Professional Fees. Each of You promises to pay or reimburse on demand, any and all reasonable professional fees and expenses incurred by Us whether before or after the execution of this Agreement in connection with or related to: the Loan Documents, the Warrant Agreements, or the Secured Obligations; the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Warrant Agreements; any waiver, consent, release, or termination under the Loan Documents or Warrant Agreements; the protection, preservation, sale, lease, liquidation, inspection, audit or disposition of, or other action related to, the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any of You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any of You, the Collateral, the Loan Documents, or the Warrant Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of the estate of any of You, and

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any appeal or review thereof. Our professional fees and expenses shall include fees or expenses for Our attorneys, accountants, auditors, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. The promise of each of You to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement. Notwithstanding the foregoing anything in this Agreement, We shall pay or reimburse on demand, any and all reasonable professional fees and expenses incurred by You, including but not limited to fees or expenses for Your attorneys, (i) commencing January 28, 2015 and through the Closing Date of this Agreement in connection with or related to the Loan Documents, the Warrant Agreements, or the Secured Obligations and (ii) in connection with any post-Closing Date obligations set forth in Section 18.

Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any of You for liquidation or reorganization, if any of You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of the assets of any of You, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents, the Secured Obligations and Our Lien on the Collateral shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Us in cash.

Notices. Any notice, request or other communication to any of the Parties by any other will be given in writing and deemed received upon the earliest of (1) actual receipt, (2) three (3) days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out in the Table of Terms, and (3) one (1) day after it is sent by courier or overnight delivery

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

Confidentiality. All financial information and other non-public information (other than any such information contained in periodic reports filed by any of You with the Securities and Exchange Commission) disclosed by any of You to Us shall be considered confidential for purposes of this Agreement and continuing for a period of two (2) years following the later of the termination hereof or of the Warrant. In handling any confidential information, We will exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (i) to Our subsidiaries or Affiliates in connection with their business with any of You, (ii) to prospective transferees or purchasers of any interest in the Loans (provided, however, We shall use best efforts in obtaining such prospective transferee’s agreement of the terms of this provision and any purchaser shall be agreeing to assume the obligations hereunder and therefore agreeing to abide by the provisions hereof, including, without limitation, the provisions of this Section), (iii) as We deem necessary or appropriate to any bank, financial institution or other similar entity, provided, however, that such bank, financial institution or other similar entity agrees in writing to maintain the confidentiality of such information, (iv) to S&P, Moody’s, Fitch and/or other ratings agency, as We deem necessary or appropriate, provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such information and instructed to keep such information confidential, (v) as required by law, regulation, subpoena, or other order, (vi) to the extent requested by any regulatory authority, (vii) as required in connection with Our examination or audit and (viii) as We consider appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us, or becomes part of the public domain after disclosure to Us through no fault of Ours; or (b) is disclosed to Us by a third party, if We do not know that the third party is prohibited from disclosing the information. Notwithstanding the above, each of You hereby consents to the use by Us of the company name and logo of any of You for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval.

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Termination. This Agreement and the Liens granted hereby shall terminate when the Secured Obligations have been fully and indefeasibly paid in cash in full and when We have no obligation to make Advances. You may terminate Your right to request Advances under this Agreement by delivery of a written notice not to request further Advances which shall be effective upon receipt.

21.	DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined shall have the following meanings:

“Account” means any “account,” as such term is defined in the UCC, which any of You now own or acquire or in which any of You now hold or acquire any interest and in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) that any of You now own, receive or acquire or belongs or is owed or becomes belonging or owing to any of You (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services that any of You render or from any other transaction, whether or not the same involves the sale of goods or services by any of You (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of any of Your rights in, to and under all purchase orders or receipts now owned or acquired by any of You for goods or services, and all of any of Your rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any of You under all purchase orders and contracts for the sale of goods or the performance of services or both by any of You or in connection with any other transaction (whether or not yet earned by performance on the part of any of You), now in existence or occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Advance” has the meaning given to it in Section 1.

“Advance Date” means the day on which We make an Advance to You.

“Advance Options” means those options set forth in the Table of Terms.

“Advance Request” means any request for an Advance to be executed and delivered from time to time by You to Us in the form attached to this Agreement as Exhibit B.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Agreement” has the meaning given to it in the Preamble.

“Availability Period” has the meaning set forth in the Table of Terms.

“Availability Period Extension Fee” has the meaning set forth in the Table of Terms and Section 1.

“Availability Period Extension Milestone” means You have achieved eighty-five percent (85%) of the projected bookings and revenue for the fiscal year ending January 31, 2016, as set forth in the board approved revenue plan provided to Us and attached to the Disclosure Letter, delivered to Us on the Closing Date or an updated revenue plan, so long as such updated revenue plan has a minimum expected revenue equal to or greater than the revenue plan attached to the Disclosure Letter and delivered to Us on the Closing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Cash” means all cash, money, currency, and liquid funds, wherever held, which any of You own now, hold or acquire any right, title, or interest in.

“Certificate of Perfection” has the meaning given to it in Section 18.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

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“Closing Date” means February 6, 2015.

“Collateral” has the meaning given to it in Section 8.

“Commitment Amount” has the meaning set forth in the Table of Terms.

“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by any of You or in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee.

“Copyrights” means all of the following now owned or acquired by any of You or in which any of You now hold or acquire any interest: (i) all copyrights and copyright rights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country, or pursuant to any convention or treaty; (ii) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions of any copyrights and any registrations thereof; and (iv) any copyright registrations to be issued under any pending applications.

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“End of Term Payment” has the meaning set forth in the Table of Terms.

“Equipment” means any “equipment,” as such term is defined in the UCC, and any and all additions, upgrades, substitutions and replacements thereto or thereof, together with all attachments, components, parts, accessions and accessories installed thereon or affixed thereto, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning given to it in Section 14.

“Excluded Agreements” means (i) the Warrant Agreement; and (ii) any stock purchase agreement, options, or other warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Us or Our nominee or assignee.

“Facility Fee” has the meaning set forth in the Table of Terms.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with any of Your right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes, and replacements thereof, and all additions and appurtenances thereto any, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, includes proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, corporations, limited liability companies and other business associations; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification, now owned or acquired by any of You or in which any of You may now or hereafter have any interest.

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“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Guarantor” means any Person who from time to time may guaranty or provide collateral or other credit support for all or any portion of the Secured Obligations.

“IPO” has the meaning given to it in Section 9.

“IPO Notice” has the meaning given to it in Section 9.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that (A) such obligations remain performable solely at the option of such Person or (B) any such exchange or conversion is made solely for such capital stock; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefor and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of Intellectual Property and the goodwill associated with the foregoing.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest, and, in any event, shall include, without limitation, all Goods and personal property that are held by or on any of Your behalf for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in any of Your businesses, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in any of Your constructive, actual or exclusive possession or is held by others for any of Your account, including, without limitation, all property covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“IP Restriction” has the meaning given to it in Section 12.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or acquired by any of You or in which any of You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

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“Loan Documents” means this Agreement, the Promissory Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents attached hereto as Schedule 2, as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Loan Term” has the meaning set forth in the Table of Terms.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets or financial condition of any of You or all of You as a whole (ii) the ability of any of You to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Our Liens on the Collateral or the priority of such Liens.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by any of Your or any of Your subsidiaries, with or into any other Person; (ii) any transaction, including the sale or exchange of outstanding shares of Your capital stock, or the capital stock of any of Your Subsidiaries, in which the holders of such outstanding capital stock of the affected corporation immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You or any of Your subsidiaries are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets, or the assets of any of Your subsidiaries.

“Next Round” means the first equity financing, or extension of an existing round of equity financing, occurring after the Closing Date, in which You issue preferred stock for aggregate gross cash proceeds of at least Five Million Dollars ($5,000,000) (with aggregate proceeds to include the amounts that the investors in such financing have committed to invest, in accordance with the terms of the financing documents after the initial closing under such documents and to exclude any amounts receivable upon, or attributable to, conversion or cancellation of indebtedness), whether in a single or multiple closings.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Opportunity To Invest” has the meaning set forth in the Table of Terms.

“Parts” has the meaning given to it in Section 3.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending in which agreement You now hold or acquire any interest, whether as licensor or licensee.

“Patents” means all of the following now owned or acquired by any of You or in which any of You now hold or acquire any interest: (a) all patents, or rights corresponding thereto, issued or registered in the United States or any other county, (b) all applications for patents, or rights corresponding thereto in, the United States or any other country; (c) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions of the foregoing patents and/or applications; (d) all patents to be issued under any of the foregoing applications; and (e) all foreign counterparts of the foregoing patents and/or applications.

“Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act of 2005.

“Permitted Indebtedness” means (a) Indebtedness of any of You in favor of Us; (b) Indebtedness existing at the Closing Date and disclosed on Schedule 1; (c) Indebtedness to trade creditors, including, without limitation, for the acquisition of services, supplies or inventory in the ordinary course of business; (d) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding amount thereof does not at any time exceed (i) the principal amount of Twenty Million Dollars ($20,000,000), subject to a Working Capital Intercreditor Agreement acceptable to Us in Our sole reasonable discretion; (e) Subordinated Indebtedness, (f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (g) Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business; (h) Indebtedness consisting of intercompany journal entries made in connection cost sharing or transfer pricing transactions provided that all such transactions are cashless; (i) Indebtedness not to exceed One Million Dollars ($1,000,000) in the aggregate incurred

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during the term hereof, secured by a Lien described in clauses (x) and (xi) of the defined term “Permitted Liens”; provided that such Indebtedness does not exceed the purchase price of the specific Equipment financed with such Indebtedness; (j) Indebtedness permitted under clauses (i) and (m) of the definition of Permitted Investments; (k) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices; and (l) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (g) above, provided that the principal amount thereof is not increased.

“Permitted Investment” means (a) Investments that are in existence on the Closing Date and disclosed on Schedule 1; (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency; (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; (d) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $250,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) Investments permitted by Your investment policy, as amended from time to time, provided that such investment policy (and any amendment thereto) has been approved by Us; (g) Investments consisting of deposit accounts and investment accounts; (h) Investments accepted in connection with transfers or dispositions of property that are otherwise permitted pursuant to Section 12; (i) Investments consisting of intercompany loans and advances made by You to any Subsidiary made after the Closing Date in an aggregate amount not to exceed $150,000 during any fiscal year and Investments consisting of intercompany receivables, corresponding to amounts in item (h) of the definition of Permitted Indebtedness, consisting of intercompany journal entries made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless (j) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Yours or Your Subsidiaries pursuant to employee stock purchase plans or agreement approved by Your board of directors; (l) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (l) shall not apply to Investments of You in any of Your Subsidiaries; (m) (A) Investments by Your Subsidiaries in or to other Subsidiaries of You or You and (B) Investments by You in or to any Guarantor or any other borrower hereunder; (n) Investments consisting of interest rates, currency exchange rates or commodity price; and (o) Investments consisting of equity interests in connection with the Subsidiary Reorganization.

“Permitted Liens” means any and all of the following: (i) Liens in Our favor; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Your business and imposed without action of such parties, provided that the payment thereof is not yet required and that such Liens do not have priority over any of Our Liens; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) the following deposits, to the extent made in the ordinary course of Your business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (vii) Liens in favor of the Working Capital Lender arising under the Working Capital Loan Facility, subject to the Working Capital Intercreditor Agreement acceptable to Us in Our sole reasonable discretion; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (ix) Liens in favor of financial institutions arising in connection with deposit or securities accounts held at such financial institutions, provided that such Liens only secure fees and service charges and customary chargebacks or reversals of credits associated with such accounts; (x) Liens existing on the Closing Date and disclosed on Schedule 1; (xi) purchase money Liens (including capital leases) securing Indebtedness not to exceed One Million Dollars ($1,000,000) (A) on Equipment acquired or held by You incurred

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for financing the acquisition of that Equipment, or (B) existing on Equipment when acquired by You, so long as, in each case, the Lien is confined to the specific Equipment and the proceeds of the Equipment; (xii) leases or subleases of real property granted in the ordinary course of Your business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Your business (or if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses or sublicenses do not prohibit granting Us a security interest therein; (xiii) non-exclusive licenses of Intellectual Property given in the ordinary course of Your business; (xiv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i), (vi), (vii) and (ix) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Prepayment Fee” has the meaning given to it in Section 9.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, Cash or other proceeds payable to any of You from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any of You from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any of You from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of any of You against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Promissory Note” has the meaning given to it in Section 2.

“PT” means Pacific Time.

“Receivables” means (i) all of any of the Accounts, Instruments, Documents, Cash, Chattel Paper, Supporting Obligations, letters of credit, proceeds of a letter of credit, and Letter of Credit Rights of any of You, and (ii) all customer lists, software, and related business records.

“Receivables Restriction” has the meaning given to it in Section 12.

“Reduced Payment Period” has the meaning given to it in Section 9.

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Secured Obligations” means Your joint and several obligations to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, and other liabilities or obligations for monetary amounts owed by any of You to Us, including the indemnity and insurance obligations in Sections 10, 13 and 20 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against any of You, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of the Indebtedness or obligations of any of You arising under or in connection with the Excluded Agreements.

“Springing Lien Event” shall be deemed to occur automatically in the event that You, without the prior written consent of Us, do not comply with the IP Restriction, Subsidiary Cash Cap or Receivables Restriction.

“Subordinated Indebtedness” means Indebtedness (i) approved by Us and (ii) subordinated to the Secured Obligations on terms and conditions acceptable to Us, including without limiting the generality of the foregoing,

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subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Us.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Subsidiary Cash Cap” has the meaning given to it in Section 12.

“Subsidiary Reorganization” means the internal restructuring of Your Subsidiaries and the creation of additional Subsidiaries as described in the restructuring slide provided to Us by You prior to the Closing Date and attached to the Disclosure Letter, delivered to Us on the Closing Date.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or hereafter acquire any interest.

“Table of Terms” means the table of terms on Page 1, 2, 3 and 4 of this Agreement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee.

“Trademarks” means all of the following property now owned or hereafter acquired by any of You or in which any of You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“Trading with the Enemy Act” means the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

“Upon Request and Additional Approval” has the meaning given to it in Section 3.

“US Sub” means Tintri International, Inc., a Delaware corporation.

“Warrant Agreement” means the Warrant Agreement dated the date hereof between the Parties issued in connection with this Agreement and any other warrant agreement between the Parties issued in connection with this Agreement.

“Working Capital Intercreditor Agreement” means the subordination agreement of even date herewith entered into between Us and Silicon Valley Bank and acknowledged by You, or another subordination or intercreditor agreement, as applicable, entered into between Us and another Working Capital Lender that is on terms not less favorable in any material respect to Us.

“Working Capital Lender” means Silicon Valley Bank or another commercial bank regularly engaged in the business of lending money (excluding venture capital lenders, non-bank venture capital lenders, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) party to a Working Capital Intercreditor Agreement.

“Working Capital Loan Agreement” collectively means (a) that certain Loan and Security Agreement dated as of May 14, 2013, by and between You and Silicon Valley Bank, as amended supplemented or otherwise modified from time to time in accordance with the Working Capital Intercreditor Agreement, or (b) any other credit or loan agreement entered into pursuant to another Working Capital Loan Facility.

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“Working Capital Loan Documents” means the Working Capital Loan Agreement and all other “Loan Documents” (words of similar import) under and as defined therein, and (ii) all documents entered into pursuant to another Working Capital Loan Facility.

“Working Capital Loan Facility” means either (a) that certain Loan and Security Agreement by and between You and Silicon Valley Bank or (b) in the event the Loan and Security Agreement by and between You and Silicon Valley Bank is terminated, a replacement accounts receivable borrowing base formula line of credit between You and another Working Capital Lender that is subject to a Working Capital Intercreditor Agreement and is on terms not less favorable in any material respect to Us.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

(Signatures to Follow)

32

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:	You:	TINTRI, INC.

	Signature:	/s/ Ken Klein
	Print Name:	Ken Klein
	Title:	Chief Executive Officer

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava
	Print Name:	Sajal Srivastava
	Title:	President

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

33

Table of Exhibits and Schedules

Exhibit A	Form of Promissory Note

Exhibit B	Form of Advance Request

Exhibit C	Form of Certificate of Perfection

Exhibit D	Form of Certificate of Compliance

Exhibit E	Form of Joinder Agreement

Schedule 1	Indebtedness and Liens

Schedule 2	Schedule of Documents

34

EXHIBIT A

FORM OF PLAIN ENGLISH GROWTH CAPITAL PROMISSORY NOTE

This is a Plain English Promissory Note dated             , 20     by and between TRIPLEPOINT CAPITAL LLC, as lender, and TINTRI, INC. a Delaware corporation, and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement, as borrowers (the “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. Unless otherwise specified, the words “You” and “Your” refer to TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement, and not any individual, and TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement, shall be jointly and severally liable for any and all of Your agreements and obligations under this Promissory Note. The words “Parties” refers to each of and all of TRIPLEPOINT CAPITAL LLC, TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement.

This Promissory Note is the Promissory Note referred to in, and is executed and delivered in connection with, the Plain English Growth Capital Loan and Security Agreement dated as of February 6, 2015, by and between the Parties, as the same may from time to time be amended, modified or supplemented in accordance with its terms (the “Loan Agreement”), and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You under the Loan Agreement and other Loan Documents (as defined in the Loan Agreement). All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

PROMISSORY NOTE INFORMATION

Facility Name	Facility Number	Promissory Note Number	Principal Amount
Growth Capital Loan Facility	0878-GC-0	0878-GC-0 -0	$

Payment Amount	Loan Term	Interest Rate	End of Term Payment
[Months 1-XX: $ ] [Months 1-XX: interest only; Months XX-XX: $ ]	months	[Prime Rate plus %]	$[ %]

Interim Payment	Funding Date	First Payment Date	Maturity Date
$	, 20	, 20	, 20

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CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: Fax:	Sajal Srivastava, COO Tel: Fax: email:

Customer Name	Central Billing Address	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: Fax: N/A email:

FOR VALUE RECEIVED, Each of You, jointly and severally, hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of         /100 Dollars ($        ) together with interest at      percent (    %) per annum from the date of this Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and as set forth in the Loan Agreement. In addition on the Maturity Date, You will pay Us an amount equal to      percent (    %) of the principal amount of this Promissory Note that represents Your End of Term Payment. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

You will not, directly or indirectly, use the proceeds of any Advance(s) under this Promissory Note, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of any sanctions administered by OFAC, or in any other manner that would result in a violation of OFAC sanctions by any Person, including any Person participating in any capacity in any Advance(s) under this Promissory Note.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWERS

YOU:	TINTRI, INC.

Signature:
Print Name:
Title:

36

EXHIBIT B

ADVANCE REQUEST

To:	TriplePoint Capital LLC	Date:
2755 Sand Hill Road Ste 150
Menlo Park, CA 94025
Attention: Customer Administrations
Fax

TINTRI, INC. (“We” or “Us”), hereby request from TRIPLEPOINT CAPITAL LLC (“You”) an Advance in the amount of ($        ) on             ,          (at least five (5) Business Days from today) pursuant to the Plain English Growth Capital Loan and Security Agreement between the Parties (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”).

We elect Advance Option:

We instruct You to please:

(a)	Issue a check payable to Us ☐

or

(b)	Transfer Funds to our account ☐

Bank:

Address:

ABA Number:

Account Number:

Account Name:

We represent, warrant and certify that:

•	For an Advance Request submitted after June 9, 2015, since the Closing Date, no event or circumstance has occurred or exists which individually or together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect;

•	The representations and warranties set forth in the Loan Agreement are and shall be true and correct in all material respects on and as of the date the requested Advance is funded with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true and correct in all material respects as of such date), provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof);

•	We are in compliance with all covenants set forth in Section 12 of the Loan Agreement.

•	We are in compliance with all the terms and provisions set forth in any document related to this Advance (including, without limitation, Sections 4 and 5 of the Loan Agreement);

•	As of the date hereof and the date of the funding of the requested Advance, no Default or Event of Default has occurred and is continuing; and

•	The Certificate of Perfection executed on , 20 , is true and correct as of the date of this Advance Request. [Attach an updated Certificate of Perfection as needed and insert the date that the Certificate of Perfection was executed on].

37

Executed this      day of             ,          by:

YOU:	TINTRI, INC.

Signature:
Print Name:
Title:

[SIGNATURE PAGE TO ADVANCE REQUEST]

38

EXHIBIT C

FORM OF CERTIFICATE OF PERFECTION

This Certificate of Perfection shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of February 6, 2015, by and between TRIPLEPOINT CAPITAL LLC, TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower thereunder (the “Loan Agreement”). All terms not defined in this Certificate of Perfection shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, each of TINTRI, INC., and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement hereby certifies, represents and warrants the following as of the date set forth below the signature to this Certificate of Perfection:

1.	Our current names and organizational status are as follows:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

2.	Five (5) years prior to the date of this Certificate of Perfection, We did not do business under any other name or organization or form except the following:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Dates of Existence:

3.	Our fiscal year ends on .

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4.	Our current locations and the locations of all the Collateral are:

Chief Executive Office:

Principal Place of Business:

Locations of Collateral:

5.	The following is a list of any and all of Our joint ventures and subsidiaries:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Your Ownership Interest:

6.	We currently maintain Deposit Accounts, other accounts holding Investment Property owned by Us, and electronic accounts (such as PayPal or similar accounts) as follows:

Bank Name/Address	Account Holder Name	Account (Type & Number)

7.	We currently have the following commercial tort claims: .

8.	Attached is a current listing of all Patents, Patent Applications, Trademarks, Trademark Applications, Copyright Registrations, Copyright Applications for Registration and material inbound Licenses (other than entered into in the ordinary course of business and Licenses that are commercially generally available) of any of Us.

(Signature Page to Follow)

40

TINTRI, INC.

Signature:
Print Name:
Title:

Date:

41

EXHIBIT D

CERTIFICATE OF COMPLIANCE

This Certificate of Compliance shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of February 6, 2015, by and between TRIPLEPOINT CAPITAL LLC, TINTRI, INC., any other Person that executes a Joinder Agreement to become a borrower thereunder (the “Loan Agreement”). All terms not defined in this Certificate of Compliance shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, each of TINTRI, INC., any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement hereby certifies, the following as of the date set forth below the signature to this Certificate of Compliance:

•	Each of Us is in compliance as of the date of this Certificate of Compliance with all required covenants in the Loan Agreement unless otherwise noted and attached to this Certificate of Compliance.

•	Except as noted an attached disclosure schedule, as of the date of this Certificate of Compliance all representations and warranties in the Loan Agreement are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date).

Disclosure schedule with respect to the representations and warranties in the Loan Agreement:

☐	None

☐	See attached

•	Except as noted in an attached updated Certificate of Perfection, the Certificate of Perfection executed on , 20 , is true and correct as of the date of this Certificate of Compliance.

Updated Certificate of Perfection:

☐	None

☐	See attached

TINTRI, INC.

Signature:
Print Name:
Title:

Date:

42

EXHIBIT E

FORM OF JOINDER AGREEMENT

43

SCHEDULE 1

INDEBTEDNESS AND LIENS

Creditor	Type of Credit Facility	Security Interest/Lien Granted	Outstanding Amount
U.S. Bank Equipment Finance	Capital Lease	Financed Equipment	$97,514.61
Cisco Systems Capital Corporation	Capital Lease	Financed Equipment	$104,522.88
U.S. Bank Equipment Finance	Capital Lease	Financed Equipment	$98,502.20
Key Equipment Finance, a division of KeyBank National Association	Capital Lease	Financed Equipment	$68,521.19
Everbank Commercial Finance, Inc.	Capital Lease	Financed Equipment	$162,780.64
Microsoft	Capital Lease	Financed Equipment	$209,090.58
Teledyne Lecroy	Capital Lease	Financed Equipment	$47,578.51

INVESTMENTS

•	As of the Closing Date, (i) Tintri, Inc. is the 100% owner of Tintri International, Inc., Tintri (UK) Limited and Tintri Japan, G.K., (ii) Tintri International, Inc. is the 100% owner of Tintri (Ireland) International Ltd. and (iii) Tintri (Ireland) International Ltd. is the 100% owner of Tintri (Ireland) Ltd.

TAXES

•	Tintri, Inc. is analyzing whether it may have potential state sales and use tax liabilities in certain states. Tintri, Inc. is also analyzing whether it may have potential state income tax liabilities in California and a few other states but expects that any such liabilities shall not be significant because Tintri has been incurring losses.

44

SCHEDULE 2

(SCHEDULE OF DOCUMENTS)

45

FIRST AMENDMENT TO

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a FIRST AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of March 10, 2016 (the “Amendment”) by and between TINTRI, INC., a Delaware corporation (“Borrower”), and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“Lender”).

RECITALS

A.         This Amendment is executed and delivered in connection with the Plain English Growth Capital Loan and Security Agreement dated as of February 6, 2015, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), pursuant to which Lender agreed to provide financial accommodations to or for the benefit of Borrower upon the terms and conditions contained in the Loan Agreement. All capitalized terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

B.         In connection with the Loan Agreement, Borrower has made certain Advances to Borrower which are evidenced by the following Promissory Notes executed by Borrower in favor of Lender (i) Plain English Promissory Note 0878-GC-01-01 dated February 6, 2015 (“Note #1”), (ii) Plain English Promissory Note 0878-GC-01-02 dated February 6, 2015 (“Note #2”) and (iii) Plain English Promissory Note 0878-GC-01-03 dated May 27, 2015 (“Note #3” and collectively with Note #1, the “Notes” ).

C.         Borrower has requested that certain provisions of the Loan Agreement be amended, and Lender is willing to amend the Loan Agreement on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

1.	RATIFICATION; LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT

Borrower hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the other Loan Documents, as modified by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, as in effect prior to the date hereof.

Borrower acknowledges that the aggregate principal amount due and owing under the Loan Agreement and Notes, exclusive of fees, costs, the End of Term Payment and other expenses, as of February 29, 2016 (after giving effect to the February 1, 2016 payments), was $35,000,000.00 (the “Outstanding Loan Debt”). Borrower irrevocably and unconditionally acknowledges that the Loan Agreement, the Notes, the Loan Documents, the Excluded Agreements and all other documents or instruments executed in connection therewith are in full force and effect and constitute the valid, legal and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower has no defenses, offsets, counterclaims or deductions to all or any portion of the Secured Obligations, including Borrower’s obligation to repay the Outstanding Loan Debt, and, to the extent any such defenses, offsets, counterclaims or deductions against Lender exist as of the date of this Agreement, with or without Borrower’s knowledge, they are hereby forever waived and released by Borrower.

2.	AMENDMENTS TO LOAN AGREEMENT

A.    Amendment to Payment Obligations. Notwithstanding anything in the Loan Agreement to the contrary, effective as of the date in which Borrower satisfies all Conditions To Effectiveness herein (“Effective Date”):

•	The principal amount outstanding under the Notes will bear interest, and be deemed to have been bearing interest at all times from and after March 1, 2016, at a rate of interest equal to ten percent (10%) per annum, subject to the Reduction Milestone.

•	At all times from and after March 1, 2016, amounts outstanding under the Notes shall be repaid according to the revised amortization schedules (each an Amortization Schedule, collectively, the “Revised Amortization Schedules”) affixed to the Amended and Restated Promissory Notes which are attached hereto as Exhibit 1, (“AR Note #1”), Exhibit 2, (“AR Note #2”), Exhibit 3, (“AR Note #3” and together with AR Note # 1 the “First Amended and Restated Notes”), which First Amended and Restated Notes shall amend and restate the Notes. The Revised Amortization Schedules set forth monthly payments of interest only through August 31, 2017, and a payment of all outstanding principal and accrued and unpaid interest remaining on the Revised Maturity Date (as defined below).

•	The Maturity Date under the Notes shall be extended until August 31, 2017 (“Revised Maturity Date”).

•	On the Revised Maturity Date of the First Amended and Restated Notes, in addition to the regularly scheduled payments of principal and interest and Initial End of Term Payments (set forth in each of the First Amended and Restated Notes), Borrower shall pay to Lender an additional end of term payment for each of the First Amended and Restated Notes as follows, as further set forth in the First Amended and Restated Notes (the “Additional End of Term Payments”):

¡	AR Note #1: $125,000;

¡	AR Note #2: $125,000; and

¡	AR Note #3: $187,500

•	So long as no Default, or Event of Default has occurred and is continuing and Borrower has provided to Lender, written evidence satisfactory to Lender (as set forth in the paragraph “Milestone Confirmation” below) that Borrower has achieved the Reduction Milestone, then upon Lender’s confirmation of the satisfaction of such Reduction Milestone the Interest Rate under the First Amended and Restated Notes shall be modified commencing on the date of the next scheduled monthly payment and at all times thereafter, a rate equal nine and one half percent (9.50%) per annum, and the Additional End of Term Payments will be reduced to the following (the “Revised Additional End of Term Payments”):

¡	AR Note #1: $100,000;

¡	AR Note #2: $100,000; and

¡	AR Note #3: $150,000

•	Milestone Confirmation. Borrower shall deliver to Lender, if achieved, written notice of Company’s completion of the Reduction Milestone. Such notice must include supporting documentation satisfactory to Lender that such milestone has been completed. If Borrower fails to provide such notice, the First Amended and Restated Notes shall continue to be payable in accordance with their terms.

B.    DEFINITIONS: Section 21 is hereby amended by adding the following definitions in alphabetical order:

“First Amendment Closing Date” means March 10, 2016.

“Reduction Milestone” means You have after the First Amendment Closing Date either (i) issued and sold additional shares of Your preferred stock for aggregate gross cash proceeds of at least $75,000,000 (excluding amounts received upon conversion and cancellation of indebtedness) or (ii) consummated Your initial public offering in which You received gross cash proceeds of at least $75,000,000.

C.    EXHIBITS: Exhibit 1, Exhibit 2 and Exhibit 3 attached hereto, shall be incorporated into and become a part of the Loan Agreement.

3.	CONDITIONS TO EFFECTIVENESS

•	Receipt by Lender of copies of this Amendment, duly executed by Borrower and Lender;

•	Receipt by Lender of the First Amendment to Plain English Intellectual Property Security Agreement of even date as this Amendment;

•	Receipt by Lender of an Amendment Fee equal to $12,500;

2

•	Receipt by Lender of all reasonable legal and professional fees associated with this Amendment;

•	Receipt by Lender of a Certificate of Secretary regarding resolutions and incumbency;

•	Receipt by Lender of certified copy of Certificate of Incorporation and By-Laws as amended through the date of this Amendment;

•	Receipt by Lender of a Consent Agreement from Silicon Valley Bank acknowledging and consenting to the terms of this Amendment;

•	The absence of any Default or Event of Default; and

•	Such other documents as We may reasonably request.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date or (b) set forth in a Schedule of Exceptions attached hereto, if any, are true and correct in all material respects as of the date of this Amendment. Borrower further represents and warrants that there are no Defaults or Events of Default that have occurred and are continuing as of the date of this Amendment.

5.	MISCELLANEOUS

•	Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Loan Agreement as though set forth in full in the Loan Agreement. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect to the extent in effect on the date of this Amendment. The Loan Agreement, as modified by this Amendment, together with the other Loan Documents, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter the Loan Agreement.

•	Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

•	Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

•	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

•	Effect. Upon the effectiveness of this Amendment, from and after the date of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

•	No Novation. Except as expressly provided in Section 2 above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

3

•	No Construction Against Drafter. This Amendment is the result of negotiations between Borrower and Lender, has (to the extent deemed necessary by each party) been reviewed by their respective counsel, and is the product of the efforts of all parties. Lender’s involvement in the preparation of this Amendment is for the convenience of all parties and the parties agree that the terms of this Amendment shall not be construed against Lender solely by virtue of such preparation.

•	No Other Waivers; Reservation of Rights. Lender has not waived and is not by this Agreement waiving, any Events of Default which may exist or be continuing on the Amendment Closing Date or any Events of Default which may occur after the Amendment Closing Date. Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Documents as a result of any Events of Default that may be continuing on the Amendment Closing Date or any Event of Default that may occur after the Amendment Closing Date, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

•	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

•	Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

•	Perfection Certificate. Borrower confirms that the Certificate of Perfection dated January 11, 2016, delivered by Borrower to Lender in connection with the Certificate of Compliance of even date, is true and correct as of the date hereof.

[SIGNATURE PAGE TO FOLLOW]

4

IN WITNESS WHEREOF, The Parties have executed and delivered this Amendment as of the day and year first above written.

BORROWER:	You:	TINTRI, INC.

	Signature:	/s/ Ian Halifax
	Print Name:	Ian Halifax
	Title:	Chief Financial Officer

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Jim Labe
	Print Name:	Jim Labe
	Title:	CEO

[SIGNATURE PAGE TO FIRST AMENDMENT TO

PLAIN ENGLISH GROWTH CAPITAL LOAN and SECURITY AGREEMENT]

5

EXHIBIT 1

AMENDED AND RESTATED PLAIN ENGLISH PROMISSORY NOTE

This is an Amended and Restated Plain English Promissory Note dated March 10, 2016, by and between TRIPLEPOINT CAPITAL LLC, as lender, and TINTRI, INC., a Delaware corporation, as borrower (this “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to TINTRI, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND TINTRI, INC.

RECITALS

A.    On February 6, 2015, You and We entered into that certain Plain English Growth Capital Loan and Security Agreement, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of the date hereof (as the same may be amended, modified or supplemented in accordance with its terms from time to time, the “Loan Agreement”) pursuant to which We have provided growth capital loans. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall be applied in this Promissory Note as defined in the Loan Agreement.

B.    On February 6, 2015, You executed Plain English Promissory Note 0878-GC-01-01, in the original principal amount of $10,000,000 (the “Original Promissory Note”).

C.    You have requested the Original Promissory Note be amended and restated to provide for an extension to the interest only period and the total loan term and other purposes permitted under the Loan Agreement, and We are willing to do so in accordance with the terms and conditions of the Loan Agreement and this Promissory Note.

AMENDED AND RESTATED PROMISSORY NOTE INFORMATION

Facility Name	Facility Number	Promissory Note Number	Principal Amount
Growth Capital Loan Facility	0878-GC-01	0878-GC-01-01	$10,000,000

Payment Amount	Loan Term	Interest Rate	End of Term Payment
Months 1-30: Interest only payments Maturity Date: $10,000,000	30 months	Months 1-12: 7% Months 13-30: 10%, subject to the adjustment as set forth in the Loan Agreement	Initial End of Term Payment: $350,000 Additional End of Term: Payment: $125,000, subject to the adjustment as set forth in the Loan Agreement

Interim Payment	Funding Date	First Payment Date	Maturity Date
$44,722.12	February 6, 2015	March 1, 2015	August 31, 2017

CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: Fax:	Sajal Srivastava, President Tel: Fax: email:

Customer Name	Central Billing Address	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: Fax: email:

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) together with interest at seven percent (7.00%) per annum from the Funding Date through February 29, 2016, and ten percent (10.00%) thereafter, subject to adjustment as set forth in the Loan Agreement, and through the maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us the End of Term Payment stated on page 1 of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

This Promissory Note is the “Promissory Note” referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

The parties hereby acknowledge and agree that: (i) this Promissory Note shall amend, restate and supersede in its entirety the Original Promissory Note; (ii) nothing contained in this Note shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute an accord and satisfaction or a novation in respect of, any of Your obligations, liabilities and indebtedness evidenced by or arising under the Original Promissory Note or under the Loan Agreement; (iii) the Collateral will continue to secure the Secured Obligations under this Promissory Note, the Loan Agreement and the other Loan Documents; and (iv) the amounts in respect of interest, fees and other amounts payable by You to Us under the Original Promissory Note and the Loan Agreement shall be calculated in accordance with the provisions of (A) the Original Promissory Note with respect to any period (or portion thereof) ending prior to March 1, 2016 (provided that, for the avoidance of doubt, on February 29, 2016, You were not required to repay the principal amount outstanding or the End of Term Payment as set forth in the Original Promissory Note) and (B) this Promissory Note with respect to any period (or portion thereof) commencing on and after March 1, 2016.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	TINTRI, INC.

Signature:
Print Name:	Ian Halifax
Title:	Chief Financial Officer

EXHIBIT 2

AMENDED AND RESTATED PLAIN ENGLISH PROMISSORY NOTE

This is an Amended and Restated Plain English Promissory Note dated March 10, 2016, by and between TRIPLEPOINT CAPITAL LLC, as lender, and TINTRI, INC., a Delaware corporation, as borrower (this “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to TINTRI, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND TINTRI, INC.

RECITALS

A.    On February 6, 2015, You and We entered into that certain Plain English Growth Capital Loan and Security Agreement, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of the date hereof (as the same may be amended, modified or supplemented in accordance with its terms from time to time, the “Loan Agreement”) pursuant to which We have provided growth capital loans. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall be applied in this Promissory Note as defined in the Loan Agreement.

B.    On February 6, 2015, You executed Plain English Promissory Note 0878-GC-01-02, in the original principal amount of $10,000,000 (the “Original Promissory Note”).

C.    You have requested the Original Promissory Note be amended and restated to provide for an extension to the interest only period and the total loan term and other purposes permitted under the Loan Agreement, and We are willing to do so in accordance with the terms and conditions of the Loan Agreement and this Promissory Note.

AMENDED AND RESTATED PROMISSORY NOTE INFORMATION

Facility Name	Facility Number	Promissory Note Number	Principal Amount
Growth Capital Loan Facility	0878-GC-01	0878-GC-01-02	$10,000,000

Payment Amount	Loan Term	Interest Rate	End of Term Payment
Months 1-30: Interest only payments Maturity Date: $10,000,000	30 months	Months 1-12: 7% Months 13-30: 10%, subject to the adjustment as set forth in the Loan Agreement	Initial End of Term Payment: $350,000 Additional End of Term: Payment: $125,000, subject to the adjustment as set forth in the Loan Agreement

Interim Payment	Funding Date	First Payment Date	Maturity Date
$44,722.12	February 6, 2015	March 1, 2015	August 31, 2017

CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: Fax:	Sajal Srivastava, President Tel: Fax: email:

Customer Name	Central Billing Address	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: Fax: email:

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) together with interest at seven percent (7.00%) per annum from the Funding Date through February 29, 2016, and ten percent (10.00%) thereafter, subject to adjustment as set forth in the Loan Agreement, and through the maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us the End of Term Payment stated on page 1 of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

This Promissory Note is the “Promissory Note” referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

The parties hereby acknowledge and agree that: (i) this Promissory Note shall amend, restate and supersede in its entirety the Original Promissory Note; (ii) nothing contained in this Note shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute an accord and satisfaction or a novation in respect of, any of Your obligations, liabilities and indebtedness evidenced by or arising under the Original Promissory Note or under the Loan Agreement; (iii) the Collateral will continue to secure the Secured Obligations under this Promissory Note, the Loan Agreement and the other Loan Documents; and (iv) the amounts in respect of interest, fees and other amounts payable by You to Us under the Original Promissory Note and the Loan Agreement shall be calculated in accordance with the provisions of (A) the Original Promissory Note with respect to any period (or portion thereof) ending prior to March 1, 2016 (provided that, for the avoidance of doubt, on February 29, 2016, You were not required to repay the principal amount outstanding or the End of Term Payment as set forth in the Original Promissory Note) and (B) this Promissory Note with respect to any period (or portion thereof) commencing on and after March 1, 2016.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	TINTRI, INC.

Signature:
Print Name:	Ian Halifax
Title:	Chief Financial Officer

EXHIBIT 3

AMENDED AND RESTATED PLAIN ENGLISH PROMISSORY NOTE

This is an Amended and Restated Plain English Promissory Note dated March 10, 2016, by and between TRIPLEPOINT CAPITAL LLC, as lender, and TINTRI, INC., a Delaware corporation, as borrower (this “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to TINTRI, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND TINTRI, INC.

RECITALS

A.    On February 6, 2015, You and We entered into that certain Plain English Growth Capital Loan and Security Agreement, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of the date hereof (as the same may be amended, modified or supplemented in accordance with its terms from time to time, the “Loan Agreement”) pursuant to which We have provided growth capital loans. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall be applied in this Promissory Note as defined in the Loan Agreement.

B.    On May 27, 2015, You executed Plain English Promissory Note 0878-GC-01-03, in the original principal amount of $15,000,000 (the “Original Promissory Note”).

C.    You have requested the Original Promissory Note be amended and restated to provide for an extension to the interest only period and the total loan term and other purposes permitted under the Loan Agreement, and We are willing to do so in accordance with the terms and conditions of the Loan Agreement and this Promissory Note.

AMENDED AND RESTATED PROMISSORY NOTE INFORMATION

Facility Name	Facility Number	Promissory Note Number	Principal Amount
Growth Capital Loan Facility	0878-GC-01	0878-GC-01-03	$15,000,000

Payment Amount	Loan Term	Interest Rate	End of Term Payment
Months 1-27: Interest only payments Maturity Date: $15,000,000	27 months	Months 1-9: 7.75% Months 10-27: 10%, subject to the adjustment as set forth in the Loan Agreement	Initial End of Term Payment: $862,500 Additional End of Term: Payment: $187,500, subject to the adjustment as set forth in the Loan Agreement

Interim Payment	Funding Date	First Payment Date	Maturity Date
None	June 1, 2015	June 1, 2015	August 31, 2017

CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: Fax:	Sajal Srivastava, President Tel: Fax: email:

Customer Name	Central Billing Address	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: Fax: email:

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) together with interest at seven and three quarters percent (7.75%) per annum from the Funding Date through February 29, 2016, and ten percent (10.00%) thereafter, subject to adjustment as set forth in the Loan Agreement, and through the maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us the End of Term Payment stated on page 1 of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

This Promissory Note is the “Promissory Note” referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

The parties hereby acknowledge and agree that: (i) this Promissory Note shall amend, restate and supersede in its entirety the Original Promissory Note; (ii) nothing contained in this Note shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute an accord and satisfaction or a novation in respect of, any of Your obligations, liabilities and indebtedness evidenced by or arising under the Original Promissory Note or under the Loan Agreement; (iii) the Collateral will continue to secure the Secured Obligations under this Promissory Note, the Loan Agreement and the other Loan Documents; and (iv) the amounts in respect of interest, fees and other amounts payable by You to Us under the Original Promissory Note and the Loan Agreement shall be calculated in accordance with the provisions of (A) the Original Promissory Note with respect to any period (or portion thereof) ending prior to March 1, 2016 and (B) this Promissory Note with respect to any period (or portion thereof) commencing on and after March 1, 2016.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	TINTRI, INC.

Signature:
Print Name:	Ian Halifax
Title:	Chief Financial Officer

SECOND AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a SECOND AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of February 24, 2017 (the “Amendment”) by and between TINTRI, INC., a Delaware corporation (“Borrower”), and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“Lender”).

RECITALS

A.    This Amendment is executed and delivered in connection with the Plain English Growth Capital Loan and Security Agreement dated as of February 6, 2015, by and between Borrower and Lender, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of March 10, 2016 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), pursuant to which Lender agreed to provide financial accommodations to or for the benefit of Borrower upon the terms and conditions contained in the Loan Agreement. All capitalized terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

B.     In connection with the Loan Agreement, Borrower has made certain Advances to Borrower which are evidenced by the following Promissory Notes executed by Borrower in favor of Lender (i) Amended and Restated Plain English Promissory Note 0878-GC-01-01, dated March 10, 2016 (“Note #1”), (ii) Amended and Restated Plain English Promissory Note 0878-GC-01-02, dated March 10, 2016 (“Note #2”) and (iii) Amended and Restated Plain English Promissory Note 0878-GC-01-03, dated March 10, 2016 (“Note #3” and collectively, with Note #1 and Note #2, the “ Part 1 Notes”).

C.    Borrower has requested that additional amounts be made available and certain provisions of the Loan Agreement be amended, and Lender is willing to amend the Loan Agreement on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

1.	RATIFICATION; LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT

Borrower hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the other Loan Documents, as modified by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, as in effect prior to the date hereof.

Borrower acknowledges that the aggregate principal amount due and owing under the Part 1 Notes, exclusive of fees, costs, the End of Term Payment and other expenses, as of February 24, 2017 (after giving effect to the February 1, 2017 payments), was $35,000,000.00 (the “Outstanding Loan Debt”). Borrower irrevocably and unconditionally acknowledges that the Loan Agreement, the Part 1 Notes, the Loan Documents, the Excluded Agreements and all other documents or instruments executed in connection therewith are in full force and effect and constitute the valid, legal and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower has no defenses, offsets, counterclaims or deductions to all or any portion of the Secured Obligations, including Borrower’s obligation to repay the Outstanding Loan Debt, and, to the extent any such defenses, offsets, counterclaims or deductions against Lender exist as of the date of this Agreement, with or without Borrower’s knowledge, they are hereby forever waived and released by Borrower.

Amendment_to_GC_Loan

2.	AMENDMENTS TO LOAN AGREEMENT

A.    Provided that the conditions in this Amendment and Sections 4 and 5 of the Loan Agreement are met, Lender will lend to Borrower the Part 2 Commitment Amount, Part 3 Commitment Amount and Part 4 Commitment Amount as reflected in this Amendment and Borrower agrees to use such proceeds to finance any of Borrower’s general corporate needs. Lender will lend to Borrower Advances in minimum amounts as set forth in this Amendment up to a maximum of the Commitment Amounts as provided below. The following tables amend and restate the corresponding tables in the Loan Agreement in their entirety:

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number	Commitment Amount	Minimum Advance Amount
Part 1: 0878-GC-01	Part 1: $35,000,000	None
Part 2: 0878-GC-02	Part 2: $15,000,000, available upon
Part 3: 0878-GC-03	completion of the Part 2 Milestone
Part 4: 0878-GC-04	Part 3: $10,000,000 available (i)
upon completion of the Part 3
Milestone and (ii) Upon Request and
Additional Approval
Part 4: $10,000,000 available Upon
Request and Additional Approval
and execution of a warrant
agreement in substantially the form
as the Part 2 Warrant Agreement

Availability Period	Loan Term	Interest Rate
Part 1: January 1, 2015 through June	Part 1: See Table of Terms “Advance	Part 1: See Table of Terms
30, 2016 (the “Initial Availability	Options”.	“Advance Options”.
Period”)
Part 2: Upon Your completion of the Part 2 Milestone and through September 30, 2017	Part 2: 24 Months (Months 1-24 interest only, with remaining principal due at the end of the Loan Term)	Part 2: Prime Rate plus 5.25% Part 3: Prime Rate plus 5.25%

Part 4: To be determined
Part 3: Upon availability of the Part 3	Part 3: 24 Months (Months 1-24 interest only, with remaining principal due at the end of the Loan Term)
Commitment Amount and through		(Prime Rate as published in the Wall Street Journal the day before any Advance is funded, however, in no event shall the Prime Rate be less than 3.50%)
September 30, 2017
Part 4: To be determined
Part 4: To be determined

Security Interest	End Of Term Payment	Facility Fee
First priority security interest in all Collateral (subject to Permitted Liens that are specifically designated as being senior in priority)	Part 1: See Table of Terms “Advance Options”.	Part 1: $437,500 due on January 1,
2015

	Part 2: 8.25% of each Advance	Part 2: $187,500 due on the Second
Amendment Closing Date

	Part 3: 8.25% of each Advance	Part 3: $125,000 due on the availability of the Part 3 Commitment Amount
Part 4: To be determined

Part 4: To be determined

Amendment_to_GC_Loan	2

B.    Part 1 Commitment Amount. The Parties acknowledge that the Part 1 Commitment Amount has previously been advanced in full and the Part 1 Commitment Amount is no longer available. Further, the Parties acknowledge that the Part 1 Facility Fee has previously been received in full.

C.    Amendment to Part 1 Commitment Amount Payment Obligations. Notwithstanding anything in the Loan Agreement to the contrary, effective as of the date in which Borrower satisfies all Conditions To Effectiveness herein (“Effective Date”):

•	At all times from and after February 24, 2017, amounts outstanding under the Part 1 Notes shall be repaid according to the revised amortization schedules (each an Amortization Schedule, collectively, the “Revised Amortization Schedules”) affixed to the Second Amended and Restated Promissory Notes which are attached hereto as Exhibit 1, (“AR Note #1”), Exhibit 2, (“AR Note #2”), and Exhibit 3, (“AR Note #3” and together with AR Note # 1 and AR Note #2, the “Second Amended and Restated Notes”), which Second Amended and Restated Notes shall amend and restate the Part 1 Notes. The Revised Amortization Schedules set forth monthly payments of interest only through August 31, 2018, and a payment of all outstanding principal and accrued and unpaid interest remaining on the Revised Maturity Date (as defined below).

•	The Maturity Date under the Second Amended and Restated Notes shall be August 31, 2018 (the “Revised Maturity Date”).

•	On the Revised Maturity Date of the Second Amended and Restated Notes, in addition to the regularly scheduled payments of principal and interest, the Initial End of Term Payments and the Additional End of Term Payments (set forth in each of the Second Amended and Restated Notes), Borrower shall pay to Lender an additional end of term payment for each of the Part 1 Notes as follows, as further set forth in the Second Amended and Restated Notes (the “Second Additional End of Term Payments”):

•	AR Note #1: $600,000;

•	AR Note #2: $600,000; and

•	AR Note #3: $900,000

•	Reduction Milestone. The Parties agree that the Reduction Milestone and economic options related thereto are removed from the Loan Agreement in their entirety.

•	Part 2 Milestone and Part 3 Milestone. Borrower shall deliver to Lender, if achieved, written notice of Company’s completion of the Part 2 Milestone and/or Part 3 Milestone, as applicable. Such notice must include supporting documentation satisfactory to Lender that such milestone has been completed. Borrower and lender confirm that the Borrower has completed the Part 2 Milestone.

D.    HOW AND WHAT WILL YOU PAY US: Section 9 is hereby amended by adding the following at the end of Section 9:

Part 1 Extension Fee. $25,000 shall be due on the Second Amendment Closing Date (the “Part 1 Extension Fee”).

Part 2, Part 3, Part 4 Prepayment Fee. For Advances made under the Part 2, Part 3 or Part 4 Commitment Amounts, a prepayment premium (“Prepayment Fee”) shall be payable as follows:

(a)    If prepaid 1-20 months following the date in which such Promissory Note was given: 1.00% of the outstanding principal balance owing under such Promissory Note; and

(b)    If prepaid after 20 months, no prepayment premium shall be due.

Re-Borrowing. Advances made under the Part 2, Part 3 or Part 4 Commitment Amount which are repaid, may not be re-borrowed.

E.    DEFINITIONS: Section 21 is hereby amended by deleting the definition of “Reduction Milestone”, amending and restating the definitions of “Permitted Indebtedness” and “Working Capital Loan Facility” as set forth below and by adding the definitions of “Fiscal Year”, “Part 2 Milestone”, “Part 3 Milestone” and “Second Amendment Closing Date” in correct alphabetical order:

“Fiscal Year” means Your fiscal year which commences on February 1st and ends on January 31st. For the avoidance of doubt, Fiscal Year 2017 commenced on February 1, 2016 and will end on January 31, 2017.

Amendment_to_GC_Loan	3

“Part 2 Milestone” means You have (i) achieved bookings for the fourth quarter of Fiscal Year 2017 as set forth in the Supplemental Disclosure Letter and (ii) have Cash, cash equivalents and investments on hand at the end of Fiscal Year 2017 as set forth in the Supplemental Disclosure Letter.

“Part 3 Milestone” means You have achieved bookings for the first half of Fiscal Year 2018 as set forth in the Supplemental Disclosure Letter.

“Permitted Indebtedness” means (a) Indebtedness of any of You in favor of Us; (b) Indebtedness existing at the Closing Date and disclosed on Schedule 1; (c) Indebtedness to trade creditors, including, without limitation, for the acquisition of services, supplies or inventory in the ordinary course of business; (d) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding amount thereof does not at any time exceed the principal amount of Twenty Million Dollars ($20,000,000) of which no more than $10,000,000 may be in the form of non-formula loans; provided the total aggregate amount outstanding may be increased after six months from the First Amendment Closing Date in our sole discretion, subject to a Working Capital Intercreditor Agreement acceptable to Us in Our sole reasonable discretion; (e) Subordinated Indebtedness, (f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (g) Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business; (h) Indebtedness consisting of intercompany journal entries made in connection cost sharing or transfer pricing transactions provided that all such transactions are cashless; (i) Indebtedness not to exceed One Million Dollars ($1,000,000) in the aggregate incurred during the term hereof, secured by a Lien described in clauses (x) and (xi) of the defined term “Permitted Liens”; provided that such Indebtedness does not exceed the purchase price of the specific Equipment financed with such Indebtedness; (j) Indebtedness permitted under clauses (i) and (m) of the definition of Permitted Investments; (k) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices; and (l) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (g) above, provided that the principal amount thereof is not increased.

“Working Capital Loan Facility” means a revolving line of credit pursuant to either (a) that certain Loan and Security Agreement by and between You and Silicon Valley Bank, dated May 14, 2013 (as amended, modified, restated, replaced or supplemented from time to time) or (b) in the event the Loan and Security Agreement by and between You and Silicon Valley Bank is terminated, a replacement accounts receivable borrowing base formula line of credit between You and another Working Capital Lender that is subject to a Working Capital Intercreditor Agreement and is on terms not less favorable in any material respect to Us.

“Second Amendment Closing Date” means February 24, 2017.

F.    EXHIBITS: Exhibit 1, Exhibit 2 and Exhibit 3 attached hereto, shall be incorporated into and become a part of the Loan Agreement.

3.	CONDITIONS TO EFFECTIVENESS

•	Receipt by Lender of copies of this Amendment, duly executed by Borrower and Lender;

•	Receipt by Lender of the Second Amendment to Plain English Intellectual Property Security Agreement of even date as this Amendment;

•	Receipt by Lender the duly executed Plain English Warrant Agreement 0878-W-02 dated of even date herewith;

•	Receipt by Lender of the duly executed Certificate of Perfection dated of even date herewith;

•	Receipt by Lender of the duly executed Second Amended and Restated Notes of even date herewith;

•	Receipt by Lender of the duly executed Amendment to Subordination Agreement from Silicon Valley Bank;

•	Receipt by Lender of the Part 1 Extension Fee equal to $25,000;

•	Receipt by Lender of the Part 2 Facility Fee Equal to $187,500;

•	Receipt by Lender of all reasonable legal and professional fees associated with this Amendment and the related documents;

•	Receipt by Lender of a Certificate of Secretary regarding resolutions and incumbency;

Amendment_to_GC_Loan	4

•	Receipt by Lender of certified copy of Certificate of Incorporation and By-Laws as amended through the date of this Amendment;

•	The absence of any Default or Event of Default; and

•	Such other documents as We may reasonably request.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date or (b) set forth in a Schedule of Exceptions attached hereto, if any, are true and correct in all material respects as of the date of this Amendment. Borrower further represents and warrants that there are no Defaults or Events of Default that have occurred and are continuing as of the date of this Amendment.

5.	MISCELLANEOUS

•	Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Loan Agreement as though set forth in full in the Loan Agreement. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect to the extent in effect on the date of this Amendment. The Loan Agreement, as modified by this Amendment, together with the other Loan Documents, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter the Loan Agreement.

•	Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

•	Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

•	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

•	Effect. Upon the effectiveness of this Amendment, from and after the date of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

•	No Novation. Except as expressly provided in Section 2 above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

•	No Construction Against Drafter. This Amendment is the result of negotiations between Borrower and Lender, has (to the extent deemed necessary by each party) been reviewed by their respective counsel, and is the product of the efforts of all parties. Lender’s involvement in the preparation of this Amendment is for the convenience of all parties and the parties agree that the terms of this Amendment shall not be construed against Lender solely by virtue of such preparation.

Amendment_to_GC_Loan	5

•	No Other Waivers; Reservation of Rights. Lender has not waived and is not by this Agreement waiving, any Events of Default which may exist or be continuing on the Amendment Closing Date or any Events of Default which may occur after the Amendment Closing Date. Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Documents as a result of any Events of Default that may be continuing on the Amendment Closing Date or any Event of Default that may occur after the Amendment Closing Date, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

•	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

•	Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

[SIGNATURE PAGE TO FOLLOW]

Amendment_to_GC_Loan	6

IN WITNESS WHEREOF, The Parties have executed and delivered this Amendment as of the day and year first above written.

BORROWER:	You:	TINTRI, INC.

	Signature:	/s/ Ian Halifax
	Print Name:	Ian Halifax
	Title:	CFO

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava
	Print Name:	Sajal Srivastava
	Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN and SECURITY AGREEMENT]

Amendment_to_GC_Loan	7

EXHIBIT 1

AR NOTE #1

Amendment_to_GC_Loan	8

SECOND AMENDED AND RESTATED PLAIN ENGLISH PROMISSORY NOTE

This is a Second Amended and Restated Plain English Promissory Note dated February 24, 2017, by and between TRIPLEPOINT CAPITAL LLC, as lender, and TINTRI, INC., a Delaware corporation, as borrower (this “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to TINTRI, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND TINTRI, INC.

RECITALS

A. On February 6, 2015, You and We entered into that certain Plain English Growth Capital Loan and Security Agreement, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of March 10, 2016, and the Second Amendment to Plain English Growth Capital Loan and Security Agreement dated as of the date hereof (as the same may be amended, modified or supplemented in accordance with its terms from time to time, the “Loan Agreement”) pursuant to which We have provided growth capital loans. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall be applied in this Promissory Note as defined in the Loan Agreement.

B. On February 6, 2015, You executed Plain English Promissory Note 0878-GC-01-01, in the original principal amount of $10,000,000 as amended by the Amended and Restated Plain English Promissory Note 0878-GC-01-01, dated March 10, 2016 (the “Original Promissory Note”).

C. You have requested the Original Promissory Note be amended and restated to provide for an extension to the interest only period and the total loan term and other purposes permitted under the Loan Agreement, and We are willing to do so in accordance with the terms and conditions of the Loan Agreement and this Promissory Note.

SECOND AMENDED AND RESTATED PROMISSORY NOTE INFORMATION

Facility Name	Facility Number	Promissory Note Number	Principal Amount
Growth Capital Loan Facility	0878-GC-01	0878-GC-01-01	$10,000,000

Payment Amount	Loan Term	Interest Rate	End of Term Payment
Months 1-42: Interest only payments Maturity Date: $10,000,000	42 months	Months 1-12: 7% Months 13-42: 10%, subject to the adjustment as set forth in the Loan Agreement	Initial End of Term Payment: $350,000 Additional End of Term: Payment: $125,000 Second Additional End of Term Payment: $600,000

Interim Payment	Funding Date	First Payment Date	Maturity Date
$44,722.12	February 6, 2015	March 1, 2015	August 31, 2018

CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Sajal Srivastava, President Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name	Central Billing Address	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: 650-810-8200 Fax: N/A email: ihalifax@tintri.com

Amendment_to_GC_Loan	9

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) together with interest at seven percent (7.00%) per annum from the Funding Date through February 29, 2016, and ten percent (10.00%) thereafter, subject to adjustment as set forth in the Loan Agreement, and through the maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us the End of Term Payment stated on page 1 of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

This Promissory Note is the “Promissory Note” referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

The parties hereby acknowledge and agree that: (i) this Promissory Note shall amend, restate and supersede in its entirety the Original Promissory Note; (ii) nothing contained in this Note shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute an accord and satisfaction or a novation in respect of, any of Your obligations, liabilities and indebtedness evidenced by or arising under the Original Promissory Note or under the Loan Agreement; (iii) the Collateral will continue to secure the Secured Obligations under this Promissory Note, the Loan Agreement and the other Loan Documents; and (iv) the amounts in respect of interest, fees and other amounts payable by You to Us under the Original Promissory Note and the Loan Agreement shall be calculated in accordance with the provisions of (A) the Original Promissory Note with respect to any period (or portion thereof) ending prior to February 24, 2017 and (B) this Promissory Note with respect to any period (or portion thereof) commencing on and after February 24, 2017.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	TINTRI, INC.

Signature:

Print Name:

Title:

Amendment_to_GC_Loan	10

Tintri, Inc. PN 0878-GC-01-01 Modification 2-23-17

Compound Period:	Exact Days

Nominal Annual Rate:	7.000%

CASH FLOW DATA

Event	Date	Amount	Number	Period	End Date
1 Loan	2/6/2015	10,000,000.00	1
2 Payment	3/1/2015	Interest Only	12	Monthly	2/29/2016
3 Rate Change	3/1/2016	Rate: 10.000%	Compounding:	Exact Days
4 Payment	3/1/2016	Interest Only	30	Monthly	8/31/2018
5 Payment	8/31/2018	10,000,000.00	1

AMORTIZATION SCHEDULE - Normal Amortization, 360 Day Year

	Date	Payment	Interest	Principal	Balance
Loan	2/6/2015				10,000,000.00
1	3/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
2	4/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
3	5/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
4	6/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
5	7/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
6	8/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
7	9/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
8	10/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
9	11/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
10	12/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
2015 Totals		595,000.00	595,000.00	0.00

11	1/1/2016	60,277.78	60,277.78	0.00	10,000,000.00
12	2/1/2016	56,388.89	56,388.89	0.00	10,000,000.00
	3/1/2016	Rate:	10.00%	Compounding:	Exact Days
13	3/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
14	4/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
15	5/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
16	6/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
17	7/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
18	8/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
19	9/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
20	10/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
21	11/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
22	12/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
2016 Totals		966,666.65	966,666.65	0.00

23	1/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
24	2/1/2017	77,777.78	77,777.78	0.00	10,000,000.00
25	3/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
26	4/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
27	5/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
28	6/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
29	7/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
30	8/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
31	9/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
32	10/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
33	11/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
34	12/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
2017 Totals		1,013,888.87	1,013,888.87	0.00

35	1/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
36	2/1/2018	77,777.78	77,777.78	0.00	10,000,000.00
37	3/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
38	4/1/2018	83,333.33	83,333.33	0.00	10,000,000.00
39	5/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
40	6/1/2018	83,333.33	83,333.33	0.00	10,000,000.00
41	7/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
42	8/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
43	8/31/2018	10,000,000.00	0.00	10,000,000.00	0.00
2018 Totals		10,674,999.99	674,999.99	10,000,000.00

Grand Totals		13,250,555.51	3,250,555.51	10,000,000.00

Original End of Term		3.50%		350,000.00

Additional End of Term		1.25%		125,000.00

2nd Additional End of Term		6.00%		600,000.00

This amortization schedule is provided for courtesy purposes only. Lender does not provide accounting, tax or legal advice. Any accounting or tax matters in these materials should not be relied upon. Accordingly, you should seek advice based on your particular circumstances from an independent accounting or tax advisor. This amortization schedule is subject to the terms of the Loan Agreement and respective Promissory Note.

Amendment_to_GC_Loan	11

EXHIBIT 2

AR NOTE #2

Amendment_to_GC_Loan	12

SECOND AMENDED AND RESTATED PLAIN ENGLISH PROMISSORY NOTE

This is a Second Amended and Restated Plain English Promissory Note dated February 24, 2017, by and between TRIPLEPOINT CAPITAL LLC, as lender, and TINTRI, INC., a Delaware corporation, as borrower (this “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to TINTRI, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND TINTRI, INC.

RECITALS

A. On February 6, 2015, You and We entered into that certain Plain English Growth Capital Loan and Security Agreement, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of March 10, 2016, and the Second Amendment to Plain English Growth Capital Loan and Security Agreement dated as of the date hereof (as the same may be amended, modified or supplemented in accordance with its terms from time to time, the “Loan Agreement”) pursuant to which We have provided growth capital loans. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall be applied in this Promissory Note as defined in the Loan Agreement.

B. On February 6, 2015, You executed Plain English Promissory Note 0878-GC-01-02, in the original principal amount of $10,000,000 as amended by the Amended and Restated Plain English Promissory Note 0878-GC-01-02, dated March 10, 2016 (the “Original Promissory Note”).

C. You have requested the Original Promissory Note be amended and restated to provide for an extension to the interest only period and the total loan term and other purposes permitted under the Loan Agreement, and We are willing to do so in accordance with the terms and conditions of the Loan Agreement and this Promissory Note.

SECOND AMENDED AND RESTATED PROMISSORY NOTE INFORMATION

Facility Name	Facility Number	Promissory Note Number	Principal Amount
Growth Capital Loan Facility	0878-GC-01	0878-GC-01-02	$10,000,000

Payment Amount	Loan Term	Interest Rate	End of Term Payment
Months 1-42: Interest only payments Maturity Date: $10,000,000	42 months	Months 1-12: 7% Months 13-42: 10%, subject to the adjustment as set forth in the Loan Agreement	Initial End of Term Payment: $350,000 Additional End of Term: Payment: $125,000 Second Additional End of Term Payment: $600,000

Interim Payment	Funding Date	First Payment Date	Maturity Date
$44,722.12	February 6, 2015	March 1, 2015	August 31, 2018

CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Sajal Srivastava, President Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name	Central Billing Address	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: 650-810-8200 Fax: N/A email: ihalifax@tintri.com

Amendment_to_GC_Loan	13

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) together with interest at seven percent (7.00%) per annum from the Funding Date through February 29, 2016, and ten percent (10.00%) thereafter, subject to adjustment as set forth in the Loan Agreement, and through the maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us the End of Term Payment stated on page 1 of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

This Promissory Note is the “Promissory Note” referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

The parties hereby acknowledge and agree that: (i) this Promissory Note shall amend, restate and supersede in its entirety the Original Promissory Note; (ii) nothing contained in this Note shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute an accord and satisfaction or a novation in respect of, any of Your obligations, liabilities and indebtedness evidenced by or arising under the Original Promissory Note or under the Loan Agreement; (iii) the Collateral will continue to secure the Secured Obligations under this Promissory Note, the Loan Agreement and the other Loan Documents; and (iv) the amounts in respect of interest, fees and other amounts payable by You to Us under the Original Promissory Note and the Loan Agreement shall be calculated in accordance with the provisions of (A) the Original Promissory Note with respect to any period (or portion thereof) ending prior to February 24, 2017 and (B) this Promissory Note with respect to any period (or portion thereof) commencing on and after February 24, 2017.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	TINTRI, INC.

Signature:

Print Name:

Title:

Amendment_to_GC_Loan	14

Tintri, Inc. PN 0878-GC-01-02 Modification 2-23-17

Compound Period:	Exact Days

Nominal Annual Rate:	7.000%

CASH FLOW DATA

Event	Date	Amount	Number	Period	End Date
1 Loan	2/6/2015	10,000,000.00	1
2 Payment	3/1/2015	Interest Only	12	Monthly	2/29/2016
3 Rate Change	3/1/2016	Rate: 10.000%	Compounding:	Exact Days
4 Payment	3/1/2016	Interest Only	30	Monthly	8/31/2018
5 Payment	8/31/2018	10,000,000.00	1

AMORTIZATION SCHEDULE - Normal Amortization, 360 Day Year

	Date	Payment	Interest	Principal	Balance
Loan	2/6/2015				10,000,000.00
1	3/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
2	4/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
3	5/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
4	6/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
5	7/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
6	8/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
7	9/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
8	10/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
9	11/1/2015	58,333.33	58,333.33	0.00	10,000,000.00
10	12/1/2015	60,277.78	60,277.78	0.00	10,000,000.00
2015 Totals		595,000.00	595,000.00	0.00

11	1/1/2016	60,277.78	60,277.78	0.00	10,000,000.00
12	2/1/2016	56,388.89	56,388.89	0.00	10,000,000.00
	3/1/2016	Rate:	10.00%	Compounding:	Exact Days
13	3/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
14	4/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
15	5/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
16	6/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
17	7/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
18	8/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
19	9/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
20	10/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
21	11/1/2016	83,333.33	83,333.33	0.00	10,000,000.00
22	12/1/2016	86,111.11	86,111.11	0.00	10,000,000.00
2016 Totals		966,666.65	966,666.65	0.00

23	1/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
24	2/1/2017	77,777.78	77,777.78	0.00	10,000,000.00
25	3/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
26	4/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
27	5/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
28	6/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
29	7/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
30	8/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
31	9/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
32	10/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
33	11/1/2017	83,333.33	83,333.33	0.00	10,000,000.00
34	12/1/2017	86,111.11	86,111.11	0.00	10,000,000.00
2017 Totals		1,013,888.87	1,013,888.87	0.00

35	1/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
36	2/1/2018	77,777.78	77,777.78	0.00	10,000,000.00
37	3/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
38	4/1/2018	83,333.33	83,333.33	0.00	10,000,000.00
39	5/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
40	6/1/2018	83,333.33	83,333.33	0.00	10,000,000.00
41	7/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
42	8/1/2018	86,111.11	86,111.11	0.00	10,000,000.00
43	8/31/2018	10,000,000.00	0.00	10,000,000.00	0.00
2018 Totals		10,674,999.99	674,999.99	10,000,000.00

Grand Totals		13,250,555.51	3,250,555.51	10,000,000.00

Original End of Term		3.50%		350,000.00

Additional End of Term		1.25%		125,000.00

2nd Additional End of Term		6.00%		600,000.00

This amortization schedule is provided for courtesy purposes only. Lender does not provide accounting, tax or legal advice. Any accounting or tax matters in these materials should not be relied upon. Accordingly, you should seek advice based on your particular circumstances from an independent accounting or tax advisor. This amortization schedule is subject to the terms of the Loan Agreement and respective Promissory Note.

Amendment_to_GC_Loan	15

EXHIBIT 3

AR NOTE #3

Amendment_to_GC_Loan	16

SECOND AMENDED AND RESTATED PLAIN ENGLISH PROMISSORY NOTE

This is a Second Amended and Restated Plain English Promissory Note dated February 24, 2017, by and between TRIPLEPOINT CAPITAL LLC, as lender, and TINTRI, INC., a Delaware corporation, as borrower (this “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to TINTRI, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND TINTRI, INC.

RECITALS

A. On February 6, 2015, You and We entered into that certain Plain English Growth Capital Loan and Security Agreement, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of March 10, 2016, and the Second Amendment to Plain English Growth Capital Loan and Security Agreement dated as of the date hereof (as the same may be amended, modified or supplemented in accordance with its terms from time to time, the “Loan Agreement”) pursuant to which We have provided growth capital loans. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall be applied in this Promissory Note as defined in the Loan Agreement.

B. On May 27, 2015, You executed Plain English Promissory Note 0878-GC-01-03, in the original principal amount of $15,000,000 as amended by the Amended and Restated Plain English Promissory Note 0878-GC-01-03, dated March 10, 2016 (the “Original Promissory Note”).

C. You have requested the Original Promissory Note be amended and restated to provide for an extension to the interest only period and the total loan term and other purposes permitted under the Loan Agreement, and We are willing to do so in accordance with the terms and conditions of the Loan Agreement and this Promissory Note.

SECOND AMENDED AND RESTATED PROMISSORY NOTE INFORMATION

Facility Name	Facility Number	Promissory Note Number	Principal Amount
Growth Capital Loan Facility	0878-GC-01	0878-GC-01-03	$15,000,000

Payment Amount	Loan Term	Interest Rate	End of Term Payment

Months 1-39: Interest only payments Maturity Date: $15,000,000	39 months	Months 1-9: 7.75% Months 10-39: 10%, subject to the adjustment as set forth in the Loan Agreement	Initial End of Term Payment: $862,500 Additional End of Term: Payment: $187,500 Second Additional End of Term Payment: $900,000

Interim Payment	Funding Date	First Payment Date	Maturity Date
None	June 1, 2015	June 1, 2015	August 31, 2018

CONTACT INFORMATION

Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Sajal Srivastava, President Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name	Central Billing Address	Contact Person
Tintri, Inc.	303 Ravendale Drive Mountain View, CA 94043	Ian Halifax, CFO Tel: 650-810-8200 Fax: N/A email: ihalifax@tintri.com

Amendment_to_GC_Loan	17

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) together with interest at seven and three quarters percent (7.75%) per annum from the Funding Date through February 29, 2016, and ten percent (10.00%) thereafter, subject to adjustment as set forth in the Loan Agreement, and through the maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us the End of Term Payment stated on page 1 of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

This Promissory Note is the “Promissory Note” referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

The parties hereby acknowledge and agree that: (i) this Promissory Note shall amend, restate and supersede in its entirety the Original Promissory Note; (ii) nothing contained in this Note shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute an accord and satisfaction or a novation in respect of, any of Your obligations, liabilities and indebtedness evidenced by or arising under the Original Promissory Note or under the Loan Agreement; (iii) the Collateral will continue to secure the Secured Obligations under this Promissory Note, the Loan Agreement and the other Loan Documents; and (iv) the amounts in respect of interest, fees and other amounts payable by You to Us under the Original Promissory Note and the Loan Agreement shall be calculated in accordance with the provisions of (A) the Original Promissory Note with respect to any period (or portion thereof) ending prior to February 24, 2017 and (B) this Promissory Note with respect to any period (or portion thereof) commencing on and after February 24, 2017.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	TINTRI, INC.

Signature:

Print Name:

Title:

Amendment_to_GC_Loan	18

Tintri, Inc. PN 0878-GC-01-03 Modification 2-23-17

Compound Period:	Exact Days

Nominal Annual Rate:	7.750%

CASH FLOW DATA

Event	Date	Amount	Number	Period	End Date
1 Loan	6/1/2015	15,000,000.00	1
2 Payment	6/1/2015	Interest Only	9	Monthly	2/29/2016
3 Rate Change	3/1/2016	Rate: 10.000%	Compounding:	Exact Days
4 Payment	3/1/2016	Interest Only	30	Monthly	8/31/2018
5 Payment	8/31/2018	15,000,000.00	1

AMORTIZATION SCHEDULE - Normal Amortization, 360 Day Year

	Date	Payment	Interest	Principal	Balance
Loan	6/1/2015				15,000,000.00
1	6/1/2015	96,875.00	96,875.00	0.00	15,000,000.00
2	7/1/2015	100,104.17	100,104.17	0.00	15,000,000.00
3	8/1/2015	100,104.17	100,104.17	0.00	15,000,000.00
4	9/1/2015	96,875.00	96,875.00	0.00	15,000,000.00
5	10/1/2015	100,104.17	100,104.17	0.00	15,000,000.00
6	11/1/2015	96,875.00	96,875.00	0.00	15,000,000.00
7	12/1/2015	100,104.17	100,104.17	0.00	15,000,000.00
2015 Totals		691,041.68	691,041.68	0.00

8	1/1/2016	100,104.17	100,104.17	0.00	15,000,000.00
9	2/1/2016	93,645.83	93,645.83	0.00	15,000,000.00
	3/1/2016	Rate:	10.00%	Compounding:	Exact Days
10	3/1/2016	129,166.67	129,166.67	0.00	15,000,000.00
11	4/1/2016	125,000.00	125,000.00	0.00	15,000,000.00
12	5/1/2016	129,166.67	129,166.67	0.00	15,000,000.00
13	6/1/2016	125,000.00	125,000.00	0.00	15,000,000.00
14	7/1/2016	129,166.67	129,166.67	0.00	15,000,000.00
15	8/1/2016	129,166.67	129,166.67	0.00	15,000,000.00
16	9/1/2016	125,000.00	125,000.00	0.00	15,000,000.00
17	10/1/2016	129,166.67	129,166.67	0.00	15,000,000.00
18	11/1/2016	125,000.00	125,000.00	0.00	15,000,000.00
19	12/1/2016	129,166.67	129,166.67	0.00	15,000,000.00
2016 Totals		1,468,750.02	1,468,750.02	0.00

20	1/1/2017	129,166.67	129,166.67	0.00	15,000,000.00
21	2/1/2017	116,666.67	116,666.67	0.00	15,000,000.00
22	3/1/2017	129,166.67	129,166.67	0.00	15,000,000.00
23	4/1/2017	125,000.00	125,000.00	0.00	15,000,000.00
24	5/1/2017	129,166.67	129,166.67	0.00	15,000,000.00
25	6/1/2017	125,000.00	125,000.00	0.00	15,000,000.00
26	7/1/2017	129,166.67	129,166.67	0.00	15,000,000.00
27	8/1/2017	129,166.67	129,166.67	0.00	15,000,000.00
28	9/1/2017	125,000.00	125,000.00	0.00	15,000,000.00
29	10/1/2017	129,166.67	129,166.67	0.00	15,000,000.00
30	11/1/2017	125,000.00	125,000.00	0.00	15,000,000.00
31	12/1/2017	129,166.67	129,166.67	0.00	15,000,000.00
2017 Totals		1,520,833.36	1,520,833.36	0.00

32	1/1/2018	129,166.67	129,166.67	0.00	15,000,000.00
33	2/1/2018	116,666.67	116,666.67	0.00	15,000,000.00
34	3/1/2018	129,166.67	129,166.67	0.00	15,000,000.00
35	4/1/2018	125,000.00	125,000.00	0.00	15,000,000.00
36	5/1/2018	129,166.67	129,166.67	0.00	15,000,000.00
37	6/1/2018	125,000.00	125,000.00	0.00	15,000,000.00
38	7/1/2018	129,166.67	129,166.67	0.00	15,000,000.00
39	8/1/2018	129,166.67	129,166.67	0.00	15,000,000.00
40	8/31/2018	15,000,000.00	0.00	15,000,000.00	0.00
2018 Totals		16,012,500.02	1,012,500.02	15,000,000.00

Grand Totals		19,693,125.08	4,693,125.08	15,000,000.00

Original End of Term		5.75%		862,500.00

Additional End of Term		1.25%		187,500.00

2nd Additional End of Term		6.00%		900,000.00

This amortization schedule is provided for courtesy purposes only. Lender does not provide accounting, tax or legal advice. Any accounting or tax matters in these materials should not be relied upon. Accordingly, you should seek advice based on your particular circumstances from an independent accounting or tax advisor. This amortization schedule is subject to the terms of the Loan Agreement and respective Promissory Note.

Amendment_to_GC_Loan	19